UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COMSCORE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED APRIL 17, 2024

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2024

Notice is hereby given that the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of comScore, Inc. (the “company,” “Comscore,” “we” or “our”) will be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 on June 12, 2024, at 10:00 a.m. Eastern Time for the following purposes:

1)

to elect the four nominees named in this proxy statement as Class II directors to serve for terms expiring at our 2027 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified;

2)	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

3)	to recommend, on a non-binding advisory basis, whether the advisory vote on executive compensation should occur every year, every two years or every three years;

4)	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

5)

to approve an amendment to our Amended and Restated 2018 Equity and Incentive Compensation Plan to increase the number of shares of our common stock, par value $0.001 per share (the “Common Stock”) available for grant by 900,000;

6)

to adopt an amendment to the Certificate of Designations of our Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) to clarify that the price thresholds in Sections 4(c)(i)(a), (b) and (c) of the Certificate of Designations shall be adjusted as appropriate to give effect to the reverse stock split effectuated by the company on December 20, 2023; and

7)	to transact any other business that is properly brought before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 22, 2024 are entitled to notice of, and to vote at, the 2024 Annual Meeting or any adjournment or postponement thereof. The presence, in person or represented by proxy, of a majority of issued and outstanding shares of our Common Stock and Series B Preferred Stock (on an as-converted basis) on the record date will be required to establish a quorum at the 2024 Annual Meeting. Where a separate vote by a class or series of stock is required, the holders of a majority in voting power of issued and outstanding shares of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum with respect to such matter.

We are furnishing our proxy materials to our stockholders over the Internet rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without affecting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on April 22, 2024 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and will receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders beginning on April [●], 2024.

Your vote is very important. Whether or not you plan to attend the 2024 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section in the proxy statement entitled “Questions and Answers About the 2024 Annual Meeting and Procedural Matters” and the instructions in the Notice of Internet Availability. If you are a stockholder of record of the company’s Common Stock or Series B Preferred Stock, you may cast your vote by proxy or in person at the 2024 Annual Meeting. If your shares are held by a bank, broker or other nominee, you should instruct such nominee on how to vote your shares.

Thank you for your continued support of Comscore.

Reston, Virginia	By Order of the Board of Directors,

/s/ Ashley Wright
April [●], 2024	Ashley Wright Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on June 12, 2024

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are available at:

https://materials.proxyvote.com/[●]

COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE  12, 2024

Page

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS	2

DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	11

Directors, Director Nominees and Executive Officers	11
Board Structure, Composition and Leadership	15
Standing Committees of the Board of Directors	17
Risk Management	18
Board of Directors and Committee Meeting Attendance	18
Annual Meeting Attendance	19
Director Nomination Process and Qualifications	19
Director and Director Nominee Independence	20
Code of Business Conduct and Ethics	20
Reporting and Non-Retaliation Policy	20
Corporate Governance Guidelines	21
Director Resignation Policy	21
Board Diversity Policy	21
Compensation Policies	21
Insider Trading Policy and Preclearance Requirements	22
Political Activity Policy	22

DIRECTOR COMPENSATION	23

EXECUTIVE COMPENSATION	26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42

Policies and Procedures for Transactions with Related Parties	42
Transactions with Related Parties	42
Series B Preferred Stock Transactions	43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	47

PRINCIPAL ACCOUNTANT FEES AND SERVICES	51

AUDIT COMMITTEE REPORT	52

PROPOSALS TO BE VOTED ON	53

Proposal No. 1 – Election of Directors	53
Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation	54
Proposal No. 3 – Advisory Vote on Frequency of Vote to Approve Named Executive Officer Compensation	55
Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm	56
Proposal No. 5 – Approval of an Amendment to the comScore, Inc. 2018 Equity and Incentive Compensation Plan (as Amended and Restated Effective as of July 9, 2020)	57
Proposal No. 6 – Adoption of the Certificate of Designations Amendment	74

OTHER INFORMATION	75

Other Matters to be Presented at the Annual Meeting	75
Security Holder Communication with Board Members	75

i

ii

COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2024

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we are pleased to provide access to our proxy materials over the Internet to our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders beginning on April [●], 2024. Stockholders will have the ability to access the proxy materials on the website listed above, or to request that a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.

The Notice of Internet Availability will also provide instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you elect to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it. We encourage you to elect to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

This proxy statement and accompanying proxy card and notice are being made available or distributed to stockholders beginning on April [●], 2024.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING

AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:

The Board of Directors (the “Board”) of comScore, Inc. (the “company,” “Comscore,” “we,” “us” or “our”) has made these proxy materials available to you over the Internet, or is providing printed proxy materials to you, in connection with the Board’s solicitation of proxies for use at Comscore’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held on June 12, 2024, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials are being made available or distributed to you beginning on April [●], 2024. As a stockholder, you are invited to attend the 2024 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Where is the 2024 Annual Meeting?

A:	The 2024 Annual Meeting will be held at 1818 Library Street, Suite 500, Reston, Virginia 20190.

Q:	Can I attend the 2024 Annual Meeting?

A:

You are invited to attend the 2024 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 22, 2024 (the “Record Date”) or if you are a proxy holder for a stockholder of record or beneficial owner as of the Record Date. You should bring photo identification and your Notice of Internet Availability, a statement from your bank, broker or other nominee or other proof of stock ownership as of the Record Date, for entrance to the 2024 Annual Meeting. The meeting will begin promptly at 10:00 a.m. Eastern Time, and you should allow ample time for check-in procedures. We will not be able to accommodate guests who were not stockholders as of the Record Date (or proxy holders for such stockholders) at the 2024 Annual Meeting.

Q:	Who is entitled to vote at the 2024 Annual Meeting?

A:

You may vote your shares of Comscore common stock, par value $0.001 per share (“Common Stock”), or Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were [●] shares of Common Stock and [●] shares of Series B Preferred Stock issued and outstanding and entitled to vote at the 2024 Annual Meeting. Holders of Common Stock may cast one vote for each share of Common Stock held as of the Record Date on each matter presented. Holders of Series B Preferred Stock may vote their shares held as of the Record Date on an adjusted “as-converted basis” on each matter presented. Such holders will vote together as a single class. For those matters that require an additional, separate class vote by holders of Series B Preferred Stock, such holders may cast one vote for each share of Series B Preferred Stock held as of the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with Comscore’s transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability has been sent directly to you by Comscore. As the stockholder of record, you have the right to grant your voting proxy directly to Comscore or to a third party, or to vote in person at the 2024 Annual Meeting.

If you hold your shares through a bank, broker or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares. Please refer to the voting instruction card provided by your bank, broker or other nominee. You are also invited to attend the 2024 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2024 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the 2024 Annual Meeting.

Q:	How can I vote my shares in person at the 2024 Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted in person at the 2024 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2024 Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2024 Annual Meeting, we recommend that you also submit your vote as instructed on the Notice of Internet Availability and below, to ensure that your shares are represented and so that your vote will be counted even if you later decide not to attend the 2024 Annual Meeting. If you attend the 2024 Annual Meeting, any votes you cast at the meeting in person will supersede your proxy.

Q:	How can I vote my shares without attending the 2024 Annual Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2024 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. For instructions on how to vote, please refer to the instructions below and those included on the Notice of Internet Availability or, for shares held beneficially in street name, the voting instructions provided to you by your bank, broker or other nominee.

By Telephone or Internet – Stockholders of record may vote by telephone or the Internet by following the instructions on the Notice of Internet Availability to access the proxy materials. If you are a beneficial owner of Common Stock or Series B Preferred Stock held in street name, please check the voting instructions provided by your bank, broker or other nominee for telephone or Internet voting availability.

By Mail – Stockholders of record may request a paper proxy card from Comscore by following the procedures outlined in the Notice of Internet Availability. If you elect to vote by mail, please indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Comscore stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their bank, broker or other nominee and mailing them in the accompanying pre-addressed envelopes.

Q:	How many shares must be present or represented by proxy to conduct business at the 2024 Annual Meeting?

A:

The presence of the holders of a majority of issued and outstanding shares of Common Stock and Series B Preferred Stock (on an as-converted basis) entitled to vote at the 2024 Annual Meeting shall constitute a quorum at the 2024 Annual Meeting. Where a separate vote by a class or series of stock is required, the holders of a majority in voting power of issued and outstanding shares of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum with respect to such matter.

Stockholders are counted as present at the meeting if (1) they are present in person at the 2024 Annual Meeting or (2) they have properly submitted a proxy. In addition, cast abstentions and broker non-votes (which are described below) are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the close of business on the Record Date, there were [●] shares of Common Stock issued and outstanding and entitled to vote and [●] shares of Series B Preferred Stock issued and outstanding and entitled to vote (representing [●] shares of Common Stock on an as-converted voting basis) at the 2024 Annual Meeting. Therefore, the presence of the holders of at least [●] shares of Common Stock (on an as-converted basis) is required to establish a quorum at our 2024 Annual Meeting, and the presence of the holders of at least [●] shares of Series B Preferred Stock is required to establish a quorum for matters that require an additional, separate class vote by holders of Series B Preferred Stock.

Q:	What proposals will be voted on at the 2024 Annual Meeting?

A:	The proposals scheduled to be voted on at the 2024 Annual Meeting are:

1)

The election of the four nominees named in this proxy statement as Class II directors to serve for terms expiring at our 2027 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified;

2)	The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (known as “Say on Pay”);

3)	The recommendation, on a non-binding advisory basis, of whether the advisory vote on executive compensation should occur every year, every two years or every three years (known as “Say on Frequency”);

4)	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

5)

The approval of an amendment to our Amended and Restated 2018 Equity and Incentive Compensation Plan (the “2018 Plan”) to increase the number of shares of our Common Stock available for grant by 900,000; and

6)

The adoption of an amendment to the Certificate of Designations of the Series B Preferred Stock (the “Certificate of Designations Amendment”) to clarify that the price thresholds in Sections 4(c)(i)(a), (b) and (c) of the Certificate of Designations shall be adjusted as appropriate to give effect to the reverse stock split effectuated by the company on December 20, 2023.

Q:	What is the vote required to approve each of the proposals?

A: Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 – Election of Directors	Plurality of votes cast by the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote	No
Proposal No. 2 – Say on Pay Advisory Vote	Affirmative vote of a majority of shares of capital stock present in person or represented by proxy and entitled to vote	No

A: Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 3 – Say on Frequency Advisory Vote	Affirmative vote of a majority of shares of capital stock present in person or represented by proxy and entitled to vote	No
Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of shares of capital stock present in person or represented by proxy and entitled to vote	Yes
Proposal No. 5 – Amendment to 2018 Plan	Affirmative vote of a majority of shares of capital stock present in person or represented by proxy and entitled to vote	No
Proposal No. 6 – Certificate of Designations Amendment	Affirmative vote of (i) a majority of outstanding shares of capital stock entitled to vote and (ii) at least 75% of outstanding shares of Series B Preferred Stock entitled to vote	No

Q:	How are votes counted?

A:

You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal No. 1). The nominees for director receiving the highest number of affirmative votes with respect to each class will be elected as directors for their respective term of office.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve, by non-binding advisory vote, executive compensation (Proposal No. 2), to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal No. 4), to approve an amendment to the 2018 Plan (Proposal No. 5), and to approve the Certificate of Designations Amendment (Proposal No 6). An abstention has the same effect as a vote against these proposals.

You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on the proposal to recommend, by non-binding advisory vote, whether the advisory vote on executive compensation should occur every year, every two years or every three years (Proposal No. 3). An abstention has the same effect as a vote against this proposal.

All shares entitled to vote and represented by properly executed proxies received prior to the 2024 Annual Meeting (and not revoked) will be voted at the 2024 Annual Meeting in accordance with the instructions indicated.

Q:	How does the company’s director resignation policy work?

A: Our Board has adopted a director resignation policy, which provides that any nominee for director who receives a majority of “withhold” votes in an uncontested election of directors is expected to tender his or her resignation promptly following the certification of the election results. In such event, the Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).

Q:	What if I do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board.

If you are a beneficial owner and you do not provide the bank, broker or other nominee that holds your shares with voting instructions, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, banks, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 4, but do not have discretion to vote on non-routine matters, such as Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5 and Proposal No. 6, which results in a “broker non-vote.” Therefore, if you do not provide voting instructions to your bank, broker or other nominee, such nominee may only vote your shares on Proposal No. 4 and on any other routine matters properly presented for a vote at the 2024 Annual Meeting.

Q:	What is the effect of a broker non-vote?

A:

A broker non-vote with respect to a proposal occurs when shares are held by a bank, broker or other nominee for a beneficial owner and the bank, broker or other nominee does not receive voting instructions from the beneficial owner as to how to vote such shares, and the bank, broker or other nominee does not have the authority to exercise discretion to vote on such proposal.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2024 Annual Meeting, but they will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker non-votes will not negatively impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal No. 1) or the approval of a majority of the shares present in person or represented by proxy and entitled to vote (Proposal No. 2, Proposal No. 3 and Proposal No. 5). With respect to Proposal No. 6, a broker non-vote has the same effect as a vote against the proposal.

Q:	What is the effect of not casting a vote at the 2024 Annual Meeting?

A:

If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone, via the Internet or in person at the 2024 Annual Meeting, your shares will not be voted at the 2024 Annual Meeting. If you are a beneficial owner of shares held in street name, it is critical that you provide voting instructions if you want your vote to count in the election of directors (Proposal No. 1), the Say on Pay advisory vote (Proposal No. 2), the Say on Frequency advisory vote (Proposal No. 3), the vote to approve an amendment to the 2018 Plan (Proposal No. 5) and the vote to adopt the Certificate of Designations Amendment (Proposal No. 6). As discussed above, banks, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 4, but do not have discretion to vote on non-routine matters, such as the remaining proposals. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on these or other non-routine matters, no votes will be cast on your behalf. Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Comscore’s independent registered public accounting firm and other routine matters.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares:

1)	“FOR” each of the company’s nominees for election as Class II directors (Proposal No. 1);

2)	“FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers (Proposal No. 2);

3)	“1 YEAR” on the frequency of future advisory votes on executive compensation (Proposal No. 3);

4)	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 4);

5)	“FOR” the approval of an amendment to the 2018 Plan to increase the number of shares of our Common Stock available for grant by 900,000 (Proposal No. 5); and

6)	“FOR” the adoption of the Certificate of Designations Amendment (Proposal No. 6).

Q:	What happens if additional matters are presented at the 2024 Annual Meeting?

A:

If any other matters are properly presented for consideration at the 2024 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2024 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Mary Margaret Curry and Ashley Wright (each officers of the company), or any of them, will have discretion to vote on those matters in accordance with their best judgment. Other than the matters described in this proxy statement, Comscore does not currently know of any other matters that will be raised at the 2024 Annual Meeting.

Q:	Will there be a proxy contest at the 2024 Annual Meeting?

A:

No. On January 25, 2024, we received notice from a stockholder, 180 Degree Capital Corp. (“180 Degree Capital”), of its intent to nominate Matthew (Matt) McLaughlin as a director candidate for election to the Board and submit a business proposal to declassify our Board for consideration at the 2024 Annual Meeting (the “Notice”). On April 15, 2024, 180 Degree Capital notified us that it was withdrawing the Notice in connection with our decision to nominate Mr. McLaughlin as part of our slate of director nominees for the 2024 Annual Meeting. As a result, there will be no proxy contest at the 2024 Annual Meeting.

Q:	Can I change my vote?

A:

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each voting method), (2) providing a written notice of revocation to Comscore’s Corporate Secretary at comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 prior to your shares being voted, or (3) attending the 2024 Annual Meeting and voting in person.

If you are a beneficial owner of shares held in street name, you may change your vote, subject to any rules your bank, broker or other nominee may have, at any time before your proxy is voted at the 2024 Annual Meeting, (1) by submitting new voting instructions to your bank, broker or other nominee or (2) if you have obtained a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote your shares, by attending the 2024 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2024 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?

A:	You may attend the 2024 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you by proxy will be superseded by the vote you cast in person at the 2024 Annual Meeting. Please be aware that attendance at the 2024 Annual Meeting will not, by itself, revoke a proxy.

If a bank, broker or other nominee beneficially holds your shares in street name and you wish to attend the 2024 Annual Meeting and vote in person, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares.

Q:	Are any shares subject to voting restrictions?

A:

For so long as a holder of Series B Preferred Stock beneficially owns voting stock representing at least 5% of the outstanding shares of Common Stock of the company on an as-converted basis, each holder of Series B Preferred Stock agrees to vote, or provide a written consent or proxy with respect to, its shares in the same proportion as all other outstanding Common Stock of the company (excluding any and all voting stock beneficially owned, directly or indirectly, by certain holders of Series B Preferred Stock) (a “neutral manner”) in the election of any directors nominated by the Board, other than pursuant to any Series B Preferred Stock holder’s right to designate such directors pursuant to the terms of the SHA (as defined below). None of the director nominees standing for election at the 2024 Annual Meeting were designated pursuant to a Series B Preferred Stock holder’s right under the SHA; therefore, the holders of the Series B Preferred Stock are required to vote their shares in a neutral manner with respect to their election under Proposal No. 1.

Similarly, if a holder of Series B Preferred Stock holds such shares that, in the aggregate, represent voting rights with respect to more than 16.66% of the company’s Common Stock (the “Voting Threshold”), such holder will not be permitted to exercise the voting rights with respect to any shares of Series B Preferred Stock held by them in excess of the Voting Threshold and the company shall exercise the voting rights with respect to such shares of Series B Preferred Stock in excess of the Voting Threshold in a neutral manner.

Q:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:

You may receive more than one Notice of Internet Availability or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Comscore proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Who will count the votes?

A:	The Board has designated representatives of Broadridge Financial Solutions, Inc. to serve as inspector of election.

Q:	Where can I find the voting results of the 2024 Annual Meeting?

A:

We intend to announce preliminary voting results at the 2024 Annual Meeting and will publish final voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the 2024 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2024 Annual Meeting?

A:

Comscore will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. The company has engaged Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies. The company will pay Innisfree a fee of $15,000 as compensation for its services and will reimburse Innisfree for its reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:

You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings. Comscore’s bylaws provide for advance notice procedures to nominate a person for election as a director or to propose business to be considered by stockholders at a meeting. For the 2025 annual meeting of stockholders, such nominations or proposals, other than those made by or at the direction of the Board, must be submitted in writing and received by our Corporate Secretary at our principal executive offices 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, no later than [●], which is 90 days prior to the anniversary of the expected first mailing date of notice of availability of this proxy statement, and no earlier than [●], which is 120 days prior to the anniversary of the expected mailing date of the notice of availability of this proxy statement. If our 2025 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of our 2024 Annual Meeting, then the deadline for such nominations or proposals to be received by our Corporate Secretary is the close of business on the tenth day following the day notice of the date of the meeting was mailed or first made public, whichever occurs first. Such proposals also must comply with all the information requirements contained in the bylaws and applicable requirements of the rules and regulations of the SEC. The chairperson of the stockholder meeting may refuse to acknowledge the introduction of a proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our bylaws. If a stockholder who has notified Comscore of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Comscore need not present the proposal for vote at such meeting.

In addition to satisfying the requirements under our bylaws, any stockholder who intends to solicit proxies in support of director nominees other than our nominees for the 2025 annual meeting of stockholders must also provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than [●], which is 60 days before the anniversary of the 2024 Annual Meeting, including providing a statement that such stockholder intends to solicit the holders of shares of Common Stock representing at least 67% of the voting power of the Common Stock entitled to vote on the election of directors in support of director nominees other than our nominees.

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders, the proposal must comply with all the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and must be submitted in writing and received by our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, no later than [●], which is 120 days prior to the anniversary of the expected mailing date of the notice of availability of this proxy statement.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Comscore’s Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, or by accessing Comscore’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not to be considered for inclusion in Comscore’s proxy materials, should be sent to Comscore’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate copy of the Notice of Internet Availability?

A:

If you share an address with another stockholder, each stockholder might not receive a separate copy of the Notice of Internet Availability, a practice known as “householding.” Stockholders may request to receive separate or additional copies of the Notice of Internet Availability by writing to our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright or by calling our proxy solicitor, Innisfree, toll-free at (877) 825-8971. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple sets of proxy materials by contacting your broker.

Q:	How may I obtain Comscore’s 2023 Form 10-K and other financial information?

A:

Our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”) is available at https://materials.proxyvote.com/[●]. Stockholders can also access our 2023 10-K and other financial information on the Investor Relations section of our website at www.comscore.com or on the SEC’s website at www.sec.gov. Alternatively, current and prospective investors may request a free copy of our 2023 10-K by writing to our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright. We also will furnish any exhibit to the 2023 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

Q:	Who can help answer my questions?

A:	Please contact Innisfree, our proxy solicitor, by calling toll-free at (877) 825-8971.

DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The names of our directors, director nominees and executive officers and their ages, positions and biographies are set forth below. Also included for our directors and director nominees is information regarding their service on other public company boards, and their specific experience, qualifications, attributes or skills that led to the conclusion that each director or nominee should serve on our Board. This information is as of [●].

Name	Age	Position
Executive Officers
Jonathan (Jon) Carpenter	48	Chief Executive Officer and Class II Director Nominee
David Algranati	47	Chief Innovation Officer
Stephen (Steve) Bagdasarian	41	Chief Commercial Officer
Mary Margaret Curry	45	Chief Financial Officer and Treasurer
Gregory (Greg) Dale	54	Chief Operating Officer
Non-Executive Directors
Nana Banerjee (1)(2)	54	Chairman of the Board and Class I Director
Itzhak Fisher (3)(4)	68	Class III Director
Leslie Gillin (2)(3)	54	Class II Director
David Kline (2)	67	Class I Director
William (Bill) Livek	69	Vice Chairman and Class II Director
Kathleen (Kathi) Love (1)(2)	71	Class I Director
Jeffrey (Jeff) Murphy (1)(3)(4)	57	Class III Director
Martin (Marty) Patterson (1)(4)	37	Class III Director
Brent Rosenthal (3)(4)	52	Lead Director and Class II Director*
Brian Wendling (2)(3)	51	Class I Director
Non-Executive Director Nominee
Matthew (Matt) McLaughlin	55	Class II Director Nominee

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Finance and Acquisitions Committee

(4)	Member of Nominating and Governance Committee

*	As previously disclosed, Mr. Rosenthal notified the company in December 2023 that he will retire from the Board and not stand for reelection at the 2024 Annual Meeting.

Executive Officers

Jonathan (Jon) Carpenter has served as our Chief Executive Officer since July 2022 and was our Chief Financial Officer and Treasurer from November 2021 to July 2022. Mr. Carpenter previously served as Chief Financial Officer of Publishers Clearing House, a direct marketing and media company, from June 2016 until November 2021. Prior to Publishers Clearing House, he served in divisional CFO roles for Nielsen Company, Sears Holdings and NBC Universal. He began his career with General Electric in the GE Financial Management Program. Mr. Carpenter holds a bachelor’s degree in economics from the University of Vermont. He has been nominated by the Board for election as a Class II director at the 2024 Annual Meeting.

David Algranati has served as our Chief Innovation Officer since August 2022. Dr. Algranati was our Chief Product Officer from May 2019 to August 2022 and our Senior Vice President, Product Management from January 2016 to May 2019. He previously served as Senior Vice President, Product

Innovation and Custom Research at Rentrak Corporation from July 2011 until our merger with Rentrak in January 2016. Prior to Rentrak, he held various roles with Simmons Market Research and Experian. Dr. Algranati holds a bachelor’s degree in political science from The George Washington University, master’s degrees in statistics and public policy from Carnegie Mellon University, and a doctorate in statistics and public policy from Carnegie Mellon University.

Stephen (Steve) Bagdasarian has served as our Chief Commercial Officer since November 2023 and was our Executive Vice President, Growth from October 2022 to November 2023. Mr. Bagdasarian previously served as Chief Operating Officer, Digital (January 2022 – October 2022), General Manager, Media and Strategy (July 2019 – December 2021) and General Manager, Liquid Wireless (July 2014 – July 2019) of Publishers Clearing House, a direct marketing and media company. Prior to Publishers Clearing House, he held a number of senior business development, strategy and marketing roles with digital technology companies. Mr. Bagdasarian is a member of TBD Angels, an angel investor group, and has invested and served as an advisor to several early-stage digital technology companies. He holds a bachelor’s degree from College of the Holy Cross and a master’s degree in business administration from Babson F.W. Olin Graduate School of Business.

Mary Margaret Curry has served as our Chief Financial Officer and Treasurer since July 2022 and as our Chief Accounting Officer since December 2021. Ms. Curry joined Comscore in 2011 and has served in roles of increasing scope and responsibility since then, including as Global Tax Director (August 2011 to July 2015), Senior Director of Global Tax Compliance and Reporting (July 2015 to May 2018), Vice President of Tax and Treasury (May 2018 to November 2020) and Senior Vice President and Controller (November 2020 to December 2021). Prior to joining Comscore, she spent nine years with KPMG. Ms. Curry holds bachelor’s and master’s degrees in accounting from East Carolina University and is a Certified Public Accountant.

Gregory (Greg) Dale has served as our Chief Operating Officer since August 2022 and was our General Manager, Digital from December 2021 to August 2022. Mr. Dale previously served as Chief Operating Officer of Shareablee, Inc., a social media marketing analytics company, from July 2018 through our acquisition of Shareablee in December 2021. Prior to Shareablee, he was Chief Operating Officer of Persado, an artificial intelligence-based marketing content platform, from April 2016 to February 2018. Mr. Dale previously held senior roles with Comscore from 1999 to 2016, and prior to that, worked with data and analytics firm Information Resources, Inc. He holds a bachelor’s degree from Purdue University.

Non-Executive Directors

Nana Banerjee has served as Chairman of the Board since July 2022 and as a director since March 2021. Dr. Banerjee has served as President and CEO and a member of the board of directors of Pelmorex Corp., an international weather and data analytics company, since April 2023. He previously served as a senior advisor to the CEO of Cerberus Capital Management, a private equity firm, from September 2021 until April 2023. He also served on the board of multiple Cerberus portfolio companies. From March 2020 to September 2021, he served as a Senior Managing Director of Cerberus Global Technology Solutions. Dr. Banerjee brings extensive experience in leading, innovating and scaling analytics and technology businesses globally. Prior to joining Cerberus, he served as the President and CEO of McGraw-Hill, an education solutions company, and a member of its board of directors from April 2018 to October 2019. From September 2012 to March 2018, he was Group President and an Executive Officer of Verisk Analytics, a data analytics company, with responsibility for its high-growth businesses as well as oversight responsibility for its joint data and development environment and its centralized AI and advanced analytics organizations. He joined Verisk as part of its acquisition of Argus Information and Advisory Services, where he was CEO, and co-president and chief operating officer in prior roles. In other prior roles, Dr. Banerjee served as head of Citibank’s credit card business in the United Kingdom and as vice president of marketing and analytics at GE

Capital. Dr. Banerjee has a Ph.D. in applied mathematics from the State University of New York, a M.S. degree in mathematics from the Indian Institute of Technology, Delhi, and a B.S. degree with honors in mathematics from St. Stephens College, Delhi. Dr. Banerjee’s extensive experience in analytics and technology enable him to bring valuable perspective to our Board.

Itzhak Fisher has served as a director since March 2021. Mr. Fisher is the Chairman and founder (2014 to present) of Pereg Ventures, a venture capital fund that invests in B2B information services businesses across the United States and Israel. Previously, he served as the EVP of global product, strategy and business development at Nielsen, as founder and Executive Chairman of Trendum, and as President and CEO of RSL Communications, where he built a telecommunications company that operated in over 20 countries and generated more than $1.5 billion in revenues. Mr. Fisher received a B.S. in Computer Science from New York Institute of Technology and completed advanced studies in computer science at New York University. His other affiliations include the Rwanda Development Board and Rwanda Mines, Petroleum and Gas Board; Strategic Advisory Group, Goldman Sachs; Advisory Board, NYU Courant Institute of Mathematical Sciences; and President’s Council, Tufts University. Mr. Fisher brings to our Board substantial experience in creating, operating and investing in digital, media and retail companies.

Leslie Gillin has served as a director since January 2023. Ms. Gillin is Chief Growth Officer of Pagaya Technologies, a financial technology company, where she oversees global growth strategy, business development, marketing, public relations and external communications. She joined Pagaya in October 2021 from JPMorgan Chase, where she served as Chief Marketing Officer of the firm (December 2019 to April 2021) and prior to that was President of Chase’s CoBrand Cards Services (February 2017 to December 2019). Ms. Gillin has also held senior executive leadership positions at Bank of America, Citi and MBNA, including leadership roles in Canada and Europe. She has been recognized as a Top 50 Women Leaders by Women We Admire in 2022, as one of 2022’s Top 25 Women Leaders in Financial Technology by The Financial Technology Report, honored as a Woman of the Year 2022 by The Stevie Awards’ Women in Business and a Top 25 CMO to Watch by Business Insider in 2020. Ms. Gillin serves on the board of directors of Establishment Labs, a Nasdaq-listed women’s biotech company, and has served on the board of The Ad Council, MasterCard UK Forum, the Philadelphia International Council of the Arts, The Please Touch Museum and the Delaware Bankers Association. She holds a degree in international relations and Spanish from the University of Delaware and also attended the University of Salamanca. Ms. Gillin brings a strong background in buy-side media analytics, marketing and financial services to our Board. She was recommended to the Board by a non-management director.

David Kline has served as a director since March 2021. Mr. Kline is Executive Vice President at Charter Communications, a communications and media company, and President of Spectrum Reach, the advertising sales division of Charter. Mr. Kline joined Charter in 2015 and provides strategic leadership to guide the company in both the traditional and advanced TV advertising space. Mr. Kline joined Charter from Visible World (now FreeWheel), where he served as President and COO directing their household addressable sales and programmatic advertising efforts. Earlier in his career, he served as President and COO of Cablevision Media Sales (now Altice Media Solutions) for more than 17 years. Mr. Kline serves on the board of directors for the Video Advertising Bureau and private companies Ampersand, Blockgraph (where he was appointed Chairman in April 2022) and Canoe. He received a B.A. in a personalized study program focusing on marketing, finance, accounting and management from Ohio State University. Mr. Kline is a pioneering leader in the traditional and advanced TV advertising space and brings valuable relationships and perspective to our Board.

William (Bill) Livek has served as our Vice Chairman since January 2016. Mr. Livek was our Chief Executive Officer from November 2019 to July 2022 and our President from January 2016 to May 2018. He previously served as Vice Chairman and Chief Executive Officer of Rentrak Corporation, a media measurement and consumer targeting company, from June 2009 until our merger with Rentrak in January 2016. Prior to Rentrak, Mr. Livek was founder and Chief Executive Officer of Symmetrical Capital, an investment and consulting firm; Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc., a provider of information, analytical and marketing services; and co-President of Experian’s subsidiary Experian Research Services. Mr. Livek has served on the board of directors of Red Violet, Inc. since January 2024 and the Advertising Research Foundation (“ARF”) since July 2022, and prior to that was a member of the ARF board of trustees. He holds a B.S. degree in Communications Radio/Television from Southern Illinois University. Mr. Livek brings substantial industry experience, customer relationships and audience measurement expertise to our Board.

Kathleen (Kathi) Love has served as a director since April 2019. Ms. Love is currently the CEO of Motherwell Resources LLC, a company devoted to management consulting and executive coaching. Prior to founding Motherwell in 2013, Ms. Love served as the President and CEO of GFK MRI (formerly Mediamark Research). MRI produced audience ratings for the consumer magazine industry in the United States, along with offering a projectable database on the demographics, attitudes, activities and buying behaviors of the U.S. consumer. MRI also developed and sold various software products. In 2018, Ms. Love was inducted into the Market Research Council Hall of Fame. Prior to joining MRI, Ms. Love held executive positions at The New York Times, EMAP Publishing and The Magazine Publishers of America. She has been an adjunct or guest instructor at Rutgers University, Brooklyn College and Queens College. Ms. Love holds a B.A. degree from Douglass College, Rutgers – The State University, an M.A. from Michigan State University and an M.Phil. from The Graduate Center, C.U.N.Y. She has advanced to candidacy for a Ph.D. in psychology and is a professional certified executive coach (PCC) and a member of the International Coach Federation (ICF). She has served on the board of directors of the Advertising Research Foundation, The Media Behavior Institute and the Market Research Council, of which she is past President. She sits on the board of the Associate Alumnae of Douglass College and serves as the treasurer and on the investment committee. She also uses her coaching skills during pro bono work at the Atlas School for Autism.

Jeffrey (Jeff) Murphy has served as a director since April 2024. Mr. Murphy is Senior Vice President, Corporate Finance and Development at Charter Communications, Inc., a communications and media company, where he oversees debt and equity capital markets strategy and execution, treasury, risk management, mergers and acquisitions, and other corporate development. Prior to joining Charter in June 2021, Mr. Murphy spent more than two decades (from 1995 to 2020) with Credit Suisse Group (and predecessor entities), a financial services company, most recently as Vice Chairman of the Investment Banking and Capital Markets division and a Managing Director in the Global Technology, Media and Telecom (TMT) group. Prior to his investment banking career Mr. Murphy worked in consumer markets at MCI Communications. He holds an M.B.A. from Harvard Business School and a B.S. in business administration from Georgetown University. Mr. Murphy brings to our Board substantial capital markets, M&A and corporate development experience.

Martin (Marty) Patterson has served as a director since March 2021. Mr. Patterson currently serves as Senior Vice President of Liberty Media Corporation, Qurate Retail, Inc., Liberty TripAdvisor Holdings, Inc., Atlanta Braves Holdings, Inc. and Liberty Broadband Corporation. He has been with Liberty Media Corporation, a media, communications and entertainment company, and its predecessors since 2010. Mr. Patterson was formerly a director of Skyhook Wireless, Inc. and Ideiasnet S.A. He received his B.A. from Colorado College and is a CFA Charterholder. Mr. Patterson brings to our Board extensive experience identifying and evaluating investment opportunities in the technology, media and telecommunications sectors.

Brent Rosenthal has served as Lead Director since July 2022 and as a director since January 2016. He served as Chairman of the Board from April 2018 to July 2022. Mr. Rosenthal is the Founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and microcap equities in the technology, media, telecom (TMT) and food industries. Mr. Rosenthal has been the Lead

Independent Director/Non-Executive Chairman of the board of directors of RiceBran Technologies, a food company, since July 2016 and served as an advisor to the board of directors and executive management of FLYHT Aerospace from December 2019 to June 2020 and as a member of the FLYHT Aerospace board of directors since June 2020. He has served on the board of directors of Syntec Optics (formerly OmniLit Acquisition Corp.) since April 2023. He previously served on the board of directors of SITO Mobile, Ltd. from August 2016 to July 2018, and as Non-Executive Chairman of its board of directors from June 2017 to July 2018. Previously, Mr. Rosenthal was a Partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016. Mr. Rosenthal served as the Non-Executive Chairman of Rentrak Corporation from 2011 to 2016. He was Special Advisor to the board of directors of Park City Group from November 2015 to February 2018. Mr. Rosenthal earned his B.S. from Lehigh University and M.B.A. from the S.C. Johnson Graduate School of Management at Cornell University. He is an inactive Certified Public Accountant. Mr. Rosenthal brings to our Board financial expertise and experience in the media and information industries.

Brian Wendling has served as a director since March 2021. Mr. Wendling is Chief Accounting Officer and Principal Financial Officer of Liberty Media Corporation, Qurate Retail, Inc., Liberty Broadband Corporation and Atlanta Braves Holdings, Inc. He is also Senior Vice President and Chief Financial Officer of Liberty TripAdvisor Holdings, Inc. Mr. Wendling has held various positions with these companies and their predecessors since 1999. Prior to joining these companies, he worked in the assurance practice of the accounting firm KPMG. Mr. Wendling has previously served on the boards of Fun Technologies Inc. and CommerceHub, Inc. He also serves on the board of Clothes to Kids of Colorado and the Indiana University Accounting Advisory Board. He received his Bachelor of Science degree in accounting from Indiana University. Mr. Wendling brings over 25 years of accounting, public reporting and compliance experience to our Board.

Non-Executive Director Nominee

Matthew (Matt) McLaughlin is a retired advertising technology executive and Naval officer. Most recently, Mr. McLaughlin served as Chief Operating Officer of DoubleVerify Holdings, Inc., a software platform for digital media measurement and analytics, from 2011 to March 2022. As COO of DoubleVerify, Mr. McLaughlin directed its product, engineering and sales operations activity, including managing over half the company’s employees. He served as a Senior Advisor at DoubleVerify from March 2022 to July 2022. Prior to joining DoubleVerify, Mr. McLaughlin served as President and Chief Operating Officer of CUNet, LLC, an online marketing agency and software subsidiary of Nelnet, Inc., from 2008 to 2011. Earlier in his career, he served as General Manager of Audience and Media at BDMetrics Inc., an information technology company; Vice President of Performance Media at VNC Communications, Inc (d/b/a Performics), a performance marketing subsidiary of DoubleClick Inc.; Senior Vice President of Operations at Heavy Hammer, Inc., a technology company; Director of Business Technology, Search Marketing and Email & Affinity Marketing at Advertising.com, Inc., an online advertising company that was acquired by AOL, Inc.; and an Applications Technology Sales Consultant for Oracle Corporation, a multinational computer technology company. Formerly, Mr. McLaughlin served as a U.S. Navy Submarine Officer from 1992 to 2000. Mr. McLaughlin received a M.A. (Cantab) in Natural Science from the University of Cambridge and B.S. in Computer Science from the United States Naval Academy. Mr. McLaughlin was recommended to our Board by 180 Degree Capital, a holder of our Common Stock, and has been nominated by the Board for election as a Class II director at the 2024 Annual Meeting.

Board Structure, Composition and Leadership

Our Board is currently composed of 10 directors and is divided into three classes (Class I, Class II and Class III) with staggered three-year terms. In connection with the Board’s decision to nominate Mr. McLaughlin for election as a Class II director at the 2024 Annual Meeting, we have increased the size of the Board from 10 to 11 directors, effective upon the opening of the 2024 Annual Meeting. At the 2024 Annual Meeting, our stockholders will elect four Class II directors to serve for terms expiring at our 2027 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified.

As discussed in more detail below, the Board has determined that nine of our 10 current directors are independent under applicable standards. The average Board tenure of our directors is approximately four years, and the average age of our directors is 58. We asked our directors to voluntarily disclose their race, ethnicity and gender identity. Of the responses we received, three of our current directors are considered diverse (one with respect to race/ethnicity and two with respect to gender).

The following matrix sets forth diversity statistics regarding the current members of our Board.

Board Diversity Matrix (as of [●])
Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Stockholders Agreement

On March 10, 2021, we entered into a Stockholders Agreement (“SHA”) with Charter Communications Holding Company, LLC (“Charter”), Qurate Retail, Inc. (“Qurate”) and Pine Investor, LLC (“Pine,” and together with Charter, Qurate and certain transferees, the “Investors”) in connection with the Investors’ purchase of our Series B Preferred Stock. Under the SHA, we agreed to take all necessary action to ensure that our Board includes two designees of each Investor and that certain committees of the Board are constituted as set forth in the SHA. In accordance with the SHA, David Kline and Jeff Murphy were designated by Charter, Marty Patterson and Brian Wendling were designated by Qurate (which subsequently transferred its shares of Series B Preferred Stock to Liberty Broadband Corp. (“Liberty Broadband”)), and Nana Banerjee and Itzhak Fisher were designated by Pine.

For the avoidance of doubt, it is our understanding that Dr. Banerjee, Mr. Murphy and Mr. Patterson, who serve on our Audit Committee, are not executive officers of Pine, Charter or Liberty Broadband, respectively.

Pursuant to the SHA, we are obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to nominate each Investor’s designee(s) for election until such time as such Investor beneficially owns a certain percentage of Series B Preferred Stock or Voting Stock (as defined in the SHA) as set forth in the SHA.

Board Leadership

Our governance framework provides the Board with flexibility to select the appropriate Board leadership structure for the company. In making leadership structure determinations, our Board considers many factors, including the specific needs of the company and what is in the best interests of our stockholders. While the Board does not currently have a formal policy on whether the role of the Chief Executive Officer and Chairman of the Board should be separate, since 2016 the Board has elected its Chairman from among the independent directors.

Dr. Banerjee, an independent director, currently serves as Chairman of the Board with responsibility for coordinating all meetings and duties of the Board, including risk oversight. Mr. Rosenthal, also an independent director, currently serves as Lead Director with responsibility for coordinating meetings and duties of those directors who were not designated by holders of our Series B Preferred Stock. We believe this structure is appropriate for the company at this time, based on the current composition of our Board and the interests of our stockholders.

Standing Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. In addition to the standing committees, the Board has appointed a Finance and Acquisitions Committee to identify and evaluate financing, M&A, business development and growth opportunities as delegated by the Board. The Board also designates special committees from time to time as needed. The Board and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate.

The Board has determined that all standing committee members are independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market (“Nasdaq”), and the rules and regulations of the SEC, as applicable. Each standing committee operates under a written charter approved by the Board, each of which is available under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com. Our Board has delegated various responsibilities and authority to its standing committees as generally described below.

Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s responsibilities include appointing and overseeing the work of our independent auditors, reviewing the adequacy and effectiveness of our system of internal controls, reviewing and discussing with management and the independent auditors the company’s annual audited financial statements and quarterly unaudited financial statements, and overseeing the company’s enterprise risk management activities and legal and regulatory compliance programs. Among other things, the Audit Committee is charged with setting the overall corporate tone for quality financial reporting, sound business risk practices and ethical behavior.

Our Audit Committee met seven times (including telephonic meetings, but not including actions by written consent) during 2023. The Audit Committee is currently composed of Nana Banerjee (Chair), Kathi Love, Jeff Murphy and Marty Patterson. For the avoidance of doubt, it is our understanding that Dr. Banerjee, Mr. Murphy and Mr. Patterson are not executive officers of Pine, Charter or Liberty Broadband, respectively. The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under SEC rules. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification. We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations.

Compensation Committee. The Compensation Committee’s responsibilities include reviewing and approving or recommending to our Board the compensation of our executive officers and non-employee directors, administering our incentive compensation and equity compensation plans, reviewing and discussing with management our activities related to corporate culture and talent development, and making recommendations to the Board regarding compensation-related policies and procedures. The Compensation Committee may form and delegate authority to subcommittees when appropriate, including in connection with the allocation of equity awards (subject to conditions and limitations established by the Compensation Committee).

Our Compensation Committee met nine times (including telephonic meetings, but not including actions by written consent) during 2023. The Compensation Committee is currently composed of Kathi Love (Chair), Nana Banerjee, Leslie Gillin, David Kline and Brian Wendling. We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations.

Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include evaluating the composition and size of our Board, identifying and recommending candidates for Board membership, overseeing annual Board and committee evaluations, recommending to the Board a management succession plan, and reviewing and overseeing our corporate governance policies and procedures.

Our Nominating and Governance Committee met five times (including telephonic meetings, but not including actions by written consent) during 2023. The Nominating and Governance Committee is currently composed of Itzhak Fisher (Chair), Jeff Murphy, Marty Patterson and Brent Rosenthal. We believe that the composition and functioning of our Nominating and Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our company’s risks. The Board regularly reviews information regarding our financial performance, liquidity and operations, as well as the risks associated with each. Our Audit Committee oversees management of financial, regulatory, security (including cybersecurity) and compliance risks, including our enterprise risk management program, and receives quarterly reports from our Chief Compliance Officer regarding compliance and regulatory risks and from our Chief Information Officer regarding cybersecurity risks. Our Compensation Committee is responsible for overseeing management of risks relating to our executive compensation plans and arrangements as well as company culture and talent development. Our Nominating and Governance Committee evaluates risks associated with the independence and composition of our Board, our governance practices and management succession. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed about such risks through committee reports, attendance at committee meetings and access to committee materials.

Board of Directors and Committee Meeting Attendance

Our Board met 13 times (including telephonic meetings, but not including actions by written consent) during 2023. Each of our current directors attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during the period in 2023 for which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which such individual served during the period in 2023 for which he or she served as a committee member.

The independent and non-management members of our Board regularly meet in executive session without management present.

Annual Meeting Attendance

Directors are expected to attend our annual meeting of stockholders absent extraordinary circumstances. Nine of our 10 then-current directors attended our 2023 annual meeting of stockholders.

Director Nomination Process and Qualifications

Our Nominating and Governance Committee identifies director nominees by first reviewing the appropriate skills, qualifications and experience required of directors, as well as the composition of the Board as a whole, taking into consideration our obligations under the SHA. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the committee’s assessment includes factors such as judgment, integrity, business acumen, leadership, experience with companies of comparable size or industry, the interplay of a candidate’s experience with the experience of other directors (which may include experience with operating management, public company governance, financing, strategy and marketing), the extent to which a candidate would be a desirable addition to the Board and any committees of the Board, a candidate’s commitment to promoting the long-term interests of our stockholders, his or her ability to devote adequate time to Board responsibilities, director independence and other attributes relevant to satisfying SEC and Nasdaq requirements, and any other factors that the Nominating and Governance Committee deems relevant to the needs of the Board.

Since 2019, our Board has also maintained a policy to promote diversity among the members nominated for election to the Board. The Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board, and diversity (based on factors commonly associated with diversity such as race, ethnicity, nationality, gender identity and expression, sexual orientation, religion and disability, as well as on broader principles such as diversity of perspective and experience) is one of the elements the Nominating and Governance Committee considers when identifying and evaluating the composition of the Board. Pursuant to the Board diversity policy, when conducting a director candidate search or otherwise identifying potential director candidates to fill one or more vacancies or newly created directorships on the Board, the Nominating and Governance Committee has committed to include among the individuals it identifies as potential candidates at least one diverse candidate.

Within the framework described above, the Nominating and Governance Committee evaluates the current members of our Board who are willing to continue in service. Current members with skills and experience that are important to our business and who are willing to continue in service are considered for nomination. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or Board decides not to nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee or, where appropriate, considers whether to reduce the size of the Board. Current members of the Board and senior management are then asked for their recommendations. We have also engaged third-party search firms from time to time to identify and evaluate potential nominees.

As discussed under “Board Structure, Composition and Leadership – Stockholders Agreement,” the Investors have certain rights to designate director nominees in accordance with the SHA. The Nominating and Governance Committee also considers nominees recommended by other stockholders, using the same criteria described above. Any such recommendations should be forwarded to our Corporate Secretary in writing at our executive offices as identified in this proxy statement. In accordance with our bylaws, such recommendations should include the following information:

•	the name, age, business address and residence address of the proposed candidate;

•	the principal occupation or employment of the proposed candidate;

•	the class and number of shares of our stock (or other rights with respect to our stock) that the proposed candidate beneficially owns;

•	a completed questionnaire (in a form provided by our Corporate Secretary upon written request) with respect to the identity, background and qualifications of the proposed candidate;

•

a description of all arrangements or understandings between the stockholder making the recommendations and each director nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

•

any other information relating to such director candidate that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act (including without limitation such nominee’s written consent to being named in any proxy statement as a nominee and to serve as a director if elected).

Director and Director Nominee Independence

The Board has determined that each of Nana Banerjee, Itzhak Fisher, Leslie Gillin, David Kline, Kathi Love, Matt McLaughlin, Jeff Murphy, Marty Patterson, Brent Rosenthal and Brian Wendling is independent under SEC rules and Nasdaq listing standards. The Board previously determined that former director Pierre-Andre Liduena was independent under SEC rules and Nasdaq listing standards. Therefore, each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee during 2023 was, and each current member is, independent in accordance with those rules and standards during the time that he or she served. In addition, our Board was composed of a majority of independent directors at all times during 2023 and continues to be so composed. In determining the independence of our directors and director nominees, our Board considered all transactions in which we and any director had any interest, including those involving payments made to or from companies where any of our directors or their immediate family members serve on the board of directors or in management or advisory roles, payments made in connection with our acquisition of Shareablee, current and prior employment and advisory relationships of the directors or their immediate family members, and compensation for service in Board leadership roles.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the company, including our principal executive officer, principal financial officer and principal accounting officer/controller, and persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com. To the extent permissible under Nasdaq rules, we intend to disclose any amendments to our Code of Business Conduct and Ethics or waivers thereto that apply to our principal executive officer, principal financial officer or principal accounting officer/controller by posting such information on the same website.

Reporting and Non-Retaliation Policy

Our Board has adopted a reporting and non-retaliation policy to encourage employees and others to disclose wrongdoing or suspected wrongdoing that could adversely impact the company, our reputation, or our stockholders, customers, employees or other stakeholders, and to set forth the procedures by which reports should be made, investigated and addressed.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines that set forth key principles to guide its actions, including:

•	the Board’s commitment to appropriate diversity among the candidates nominated for election to the Board;

•

limits on outside boards, including that directors who are executive officers of the company may serve on the board of directors of no more than two public companies, including our Board, and non-management directors should not serve on more than four public company boards, including our Board;

•	a requirement that a substantial majority of the members of our Board must be independent;

•	a commitment to appointing a lead independent director should the roles of Chairman and Chief Executive Officer ever be combined; and

•	a commitment to an annual review of the performance of the Board and its committees.

Director Resignation Policy

Our Board has adopted a director resignation policy, which provides that any nominee for director who receives a majority of “withhold” votes in an uncontested election of directors is expected to tender his or her resignation promptly following the certification of the election results. In such event, the Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).

Board Diversity Policy

As described above, our Board has adopted a policy to promote diversity among the members nominated for election to the Board. Pursuant to this policy, when conducting a director candidate search or otherwise identifying potential director candidates to fill one or more vacancies or newly created directorships on the Board, the Nominating and Governance Committee has committed to include among the individuals it identifies as potential candidates at least one diverse candidate. The Nominating and Governance Committee reviews the Board diversity policy and its effectiveness annually.

Compensation Policies

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the long-term interests of our directors and executive officers with those of our stockholders. Under the guidelines, each director is expected to own shares of Common Stock with a value equal to at least five times the director’s annual cash retainer for service on the Board. For executive officers, the Chief Executive Officer is expected to own shares of Common Stock with a value equal to at least five times his or her annual base salary, and the Chief Financial Officer, Chief Operating Officer and other named executives are expected to own shares of Common Stock with a value equal to at least three times their respective annual base salaries. Equity award holdings that qualify toward satisfaction of the guidelines include shares underlying vested stock options (less the value of the aggregate exercise price), restricted stock and restricted stock units (“RSUs”), and deferred stock units. Awards subject to performance conditions are not counted until such awards are earned. A director or executive officer has five years from the date of becoming subject to the guidelines to achieve compliance and must hold 100% of the net shares acquired upon vesting or exercise of any equity award until he or she has satisfied the guidelines.

Clawback Policy

Our Board has adopted a clawback policy that provides for recovery of executive compensation in the event of an accounting restatement, fraud, error or egregious conduct. Under the policy, “egregious conduct” includes a felony conviction, theft or embezzlement, illegal drug use, material breach of an employment agreement, gross negligence or willful misconduct, breach of fiduciary duty, willful refusal to perform assigned duties, or material breach of our code of conduct or other policies, including (but not limited to) conduct involving sexual harassment, prohibited relationships or unlawful discrimination.

Anti-Hedging and Pledging Policy

We maintain a robust anti-hedging and pledging policy, which prohibits our directors, executive officers, their family members and any entities they control from hedging and pledging Comscore equity securities as collateral for a loan or purchasing such securities on margin. More specifically, our policy prohibits covered persons from engaging in any type of hedging transaction with respect to Comscore equity securities, including but not limited to short sales, options (other than options pursuant to our incentive compensation plans), puts, calls, collars and other derivative securities, monetization transactions, prepaid variable forward contracts, equity swaps and exchange funds.

Insider Trading Policy and Preclearance Requirements

Our insider trading policy, which covers all directors, officers and employees of the company, prohibits the unauthorized disclosure of any nonpublic information acquired in the course of service with the company and the misuse of material nonpublic information in securities trading. The policy applies to all transactions involving Comscore securities or the securities of other companies as to which material nonpublic information is obtained in the course of service with Comscore. Moreover, the policy covers any arrangements that affect economic exposure to changes in the prices of these securities, including transactions in derivative securities (such as put or call options), hedging transactions and short sales. The policy also prohibits trading or tipping based on material nonpublic information. We maintain quarterly trading blackout periods for all directors, officers and designated employees, and we require our directors, officers and employees with access to sensitive information to obtain preclearance for any transaction in Comscore securities, even during open trading windows. These individuals are also prohibited from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to Comscore securities (other than options, appreciation rights and other securities issued pursuant to our benefit plans or compensatory arrangements). This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Comscore securities.

Political Activity Policy

Our Board has adopted a political activity policy that gives the Nominating and Governance Committee oversight over any lobbying and political activities conducted by our company. The policy states that such activities will be conducted for the purpose of promoting the commercial interests of the company as a whole, be in furtherance of the interests of our stockholders, and be in compliance with applicable laws, rules and regulations. The policy further provides that employees may not make or commit to make political contributions on behalf of the company, and we will not reimburse or otherwise compensate an employee for his or her personal political contributions.

DIRECTOR COMPENSATION

Cash Retainers

During 2023, our non-employee directors were eligible to receive an annual cash retainer of $50,000 for their service on the Board, and our Board Chairman was eligible for an additional annual cash retainer of $150,000. Our Lead Director was eligible for an additional annual cash retainer of $150,000 until March 1, 2023, when this retainer was reduced to $75,000. Non-employee directors were also eligible to receive annual cash retainers for their service on Board committees, as set forth below. Cash retainers were paid quarterly in arrears and were prorated for directors who joined or left the Board, a leadership role, or relevant committees during the year.

In furtherance of our previously announced efforts to improve cost efficiency and align resources with strategic priorities, the Board determined to implement a reduction in director compensation effective March 1, 2023. In addition to the Lead Director reduction described above, the Board’s action included a reduction of more than 30% in the target value of annual equity awards for directors (from $250,000 to $170,000) and reductions in Audit Committee and Finance and Acquisitions Committee retainers. On an annualized basis, the new program provided for a 26% reduction in total target compensation for the Board relative to the previous program.

Committee	Chair (until 3/1/2023)	Chair (from 3/1/2023)	Other Members (until 3/1/2023)	Other Members (from 3/1/2023)
Audit	$30,000	$20,000	$15,000	$10,000
Compensation	15,000	15,000	7,500	7,500
Nominating and Governance	10,000	10,000	5,000	5,000
Finance and Acquisitions	15,000	5,000	7,500	5,000
Growth (1)	N/A	N/A	5,000	5,000

(1)	Growth Committee responsibilities were reassigned to the Finance and Acquisitions Committee effective May 4, 2023, at which time the Growth Committee was dissolved.

Equity Compensation

For the 2023-2024 director compensation term, which began on July 1, 2023, our non-employee directors were eligible to receive a number of RSUs equal to $170,000 divided by the closing market price of our Common Stock on the date of grant. In light of declines in our stock price, however, our directors elected to further reduce their compensation and use a price of $1.01 ($20.20 on a split-adjusted basis) to determine the number of RSUs to award, rather than using the closing price on the date of grant ($0.78, or $15.60 on a split-adjusted basis). This resulted in a significant reduction in the number of RSUs otherwise due to each director for the term and a grant-date fair value of $131,286 for each award. The Board elected to use the higher price in order to further align directors’ interests with those of our stockholders. The 2023-2024 RSUs, which were granted on July 5, 2023, will vest in full on the earliest of (i) June 30, 2024, (ii) the date of our 2024 Annual Meeting, and (iii) the date of a change in control of the company, subject to continued service on the Board through the applicable vesting date. Once vested, the RSUs will be deferred and settled in shares of Common Stock upon the earlier of a director’s separation from service or a change in control of the company.

In 2023, Ms. Gillin also received a prorated RSU award as compensation for her service during the 2022-2023 director term. These RSUs vested in full on June 15, 2023, the date of our 2023 annual meeting of stockholders, and will be settled in shares of Common Stock upon the earlier of Ms. Gillin’s separation from service or a change in control of the company.

Director Compensation

The following table sets forth summary information concerning compensation for the members of our Board in 2023. We reimburse all of our directors for reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Such expense reimbursements are not included as a component of compensation in the table below. All share information below has been adjusted to reflect the reverse stock split effectuated by the company on December 20, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Total ($)
Nana Banerjee	230,842	131,286	(2)	362,128
Itzhak Fisher	65,410	131,286	(3)	196,696
Leslie Gillin (4)	57,465	216,126	(5)	273,591
David Kline	59,203	131,286	(6)	190,489
Pierre-Andre Liduena (7)	72,458	131,286	(8)	203,744
Bill Livek	50,000	131,286	(9)	181,286
Kathi Love	75,819	131,286	(10)	207,105
Marty Patterson	65,819	131,286	(11)	197,105
Brent Rosenthal	147,701	131,286	(12)	278,987
Brian Wendling	62,910	131,286	(13)	194,196

(1)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, or ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)

Amount reflects an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Dr. Banerjee held vested, deferred stock units with respect to 8,853 shares of our Common Stock and unvested RSUs with respect to 8,415 shares of our Common Stock. The company understands that Dr. Banerjee has assigned his interests in 3,853 shares to Cerberus Capital Management, L.P.

(3)

Amount reflects an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Mr. Fisher held vested, deferred stock units with respect to 8,853 shares of our Common Stock and unvested RSUs with respect to 8,415 shares of our Common Stock. He also held exercisable options with respect to 7,879 shares of our Common Stock, assumed in connection with our acquisition of Shareablee in 2021.

(4)	Ms. Gillin joined the Board on January 30, 2023.
(5)

Amount reflects (i) an RSU award representing partial compensation for the 2022-2023 term with a grant date fair value of $84,840, awarded March 15, 2023, and (ii) an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Ms. Gillin held vested, deferred stock units with respect to 4,200 shares of our Common Stock and unvested RSUs with respect to 8,415 shares of our Common Stock.

(6)

Amount reflects an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Mr. Kline held vested, deferred stock units with respect to 8,853 shares of our Common Stock and unvested RSUs with respect to 8,415 shares of our Common Stock. The company understands that Mr. Kline has assigned his interests in these shares to Charter.

(7)	Mr. Liduena left the Board on April 1, 2024.
(8)

Amount reflects an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Mr. Liduena held vested, deferred stock units with respect to 8,358 shares of our Common Stock and unvested RSUs with respect to 8,415 shares of our Common Stock (the latter of which were canceled upon his departure from the Board). The company understands that Mr. Liduena has assigned his interests in these shares to Charter.

(9)

Amount reflects an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Mr. Livek held vested, deferred stock units with respect to 7,917 shares of our Common Stock, unvested RSUs with respect to 29,665 shares of our Common Stock, and exercisable options with respect to 15,000 shares of our Common Stock.

(10)	Amount reflects an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Ms. Love held vested, deferred stock units with respect to

14,069 shares of our Common Stock and unvested RSUs with respect to 8,415 shares of our Common Stock.
(11)

Amount reflects an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Mr. Patterson held vested, deferred stock units with respect to 8,853 shares of our Common Stock and unvested RSUs with respect to 8,415 shares of our Common Stock.

(12)

Amount reflects an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Mr. Rosenthal held vested, deferred stock units with respect to 39,262 shares of our Common Stock, unvested RSUs with respect to 8,415 shares of our Common Stock, and exercisable options with respect to 302 shares of our Common Stock.

(13)

Amount reflects an RSU award for the 2023-2024 term with a grant date fair value of $131,286, awarded July 5, 2023. As of December 31, 2023, Mr. Wendling held vested, deferred stock units with respect to 8,853 shares of our Common Stock and unvested RSUs with respect to 8,415 shares of our Common Stock.

EXECUTIVE COMPENSATION

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we have opted to comply with the scaled executive compensation disclosure rules applicable to smaller reporting companies due to the significant burden and expense that would be imposed on us by the disclosure requirements applicable to regular filing companies under Item 402 of Regulation S-K. As a result, we have provided more limited narrative and tabular disclosures regarding executive compensation. Further, our reporting obligations generally extend only to the individuals who served as our principal executive officer during 2023, our next two most highly compensated executive officers who were serving as of December 31, 2023, and up to two additional individuals each of whom would have been one of our two most highly compensated executive officers but for the fact that the individual was not serving as an executive officer as of December 31, 2023 (such individuals, our “named executive officers”). In accordance with the foregoing, the following individuals are our named executive officers for 2023:

•	Jon Carpenter, our Chief Executive Officer;

•	David Algranati, our Chief Innovation Officer; and

•	Steve Bagdasarian, our Chief Commercial Officer (from November 1, 2023) and previously our Executive Vice President, Growth and Business Development.

Information regarding the composition and responsibilities of our Compensation Committee is set forth under “Directors, Director Nominees, Executive Officers and Corporate Governance — Standing Committees of the Board of Directors” above. Information regarding certain compensation policies, including our stock ownership guidelines for directors and executive officers, clawback policy, and anti-hedging and pledging policy, is set forth under “Directors, Director Nominees, Executive Officers and Corporate Governance — Compensation Policies” above. Information regarding our executive compensation practices is set forth under “Executive Compensation – Narrative to Summary Compensation Table” below.

All share information below has been adjusted to reflect the reverse stock split effectuated by the company on December 20, 2023.

2023 Summary Compensation Table

The following table sets forth summary information concerning compensation for our named executive officers. This table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jon Carpenter Chief Executive Officer	2023	600,000	12,000	58,642	—	180,000	3,557	854,199
	2022	572,808	300,000	595,779	585,769	440,710	2,007	2,497,073
David Algranati Chief Innovation Officer	2023	357,500	73,817	—	—	107,250	3,060	541,627
Steve Bagdasarian (6) Chief Commercial Officer	2023	330,833	129,962	135,149	—	74,438	3,117	673,499

(1)

The amount reported for Mr. Carpenter in this column for 2023 reflects the discretionary portion of his annual incentive award, as described under “Narrative to 2023 Summary Compensation Table — Annual Incentive Awards” below. The amount reported for Dr. Algranati in this column reflects (1) the discretionary portion of his annual incentive award, as described under “Narrative to 2023 Summary Compensation Table — Annual Incentive Awards” below, and (2) a retention bonus of $66,667 that was awarded in 2022 and earned based on continued service through June 2023. The amount reported for Mr. Bagdasarian in this column reflects (1) the discretionary portion of his annual incentive award, as described under “Narrative to 2023 Summary

Compensation Table — Annual Incentive Awards” below, and (2) a signing bonus of $125,000 that was awarded in 2022 and earned based on continued service through September 2023.
(2)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As described under “Narrative to 2023 Summary Compensation Table” below, while Mr. Carpenter did not receive an equity award in 2023, the 2023 amount reported in this column for him reflects the incremental fair value related to an award modification in connection with the reverse stock split effectuated by the company on December 20, 2023.

(3)

Amounts reflected in this column represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(4)

Amounts reflected in this column for 2023 represent annual incentive awards determined based on achievement of the applicable performance metrics for 2023. See “Narrative to 2023 Summary Compensation Table — Annual Incentive Awards” below for additional information regarding these awards.

(5)

Amounts reflected in this column for 2023 include (a) matching contributions made by us to the named executive officers’ 401(k) plan accounts, (b) payment of life insurance and accidental death and dismemberment premiums on behalf of the named executive officers, and (c) medical loss ratio rebates pursuant to the Affordable Care Act of 2010.

(6)	Mr. Bagdasarian served as our EVP, Growth and Business Development through October 31, 2023 and as our Chief Commercial Officer starting November 1, 2023.

Narrative to 2023 Summary Compensation Table

As a “smaller reporting company,” we are not required to publish a Compensation Discussion and Analysis section in this proxy statement like most larger companies, but we have included additional commentary within this “Narrative to 2023 Summary Compensation Table” regarding our executive compensation practices to provide transparency to our stockholders.

Overview

In 2023, our Compensation Committee was guided by certain core compensation principles, including aligning our executive officers’ interests with those of our stockholders and promoting achievement of our strategic and operational objectives. At the same time, our 2023 compensation decisions were impacted by changes in our executive team, as described below. Our decisions were also impacted by declines in our stock price, which diminished the availability and effectiveness of our equity awards as a means to recruit and retain key personnel. Finally, despite cost reductions and operational improvements, we were unable to fully achieve the performance targets our Compensation Committee established at the beginning of the year, leading to below-target annual incentive awards for our executive officers.

Compensation-Setting Process

Our Compensation Committee is committed to ensuring that our executive compensation programs align executive and stockholder interests, motivate achievement of key performance objectives, attract and retain top talent, and prioritize a strong, ethical corporate culture. Guided by this philosophy, our Compensation Committee seeks to provide total compensation packages that are fair, reasonable and consistent with market practice. We generally aim to compensate our executive officers in a range around the median of the competitive market (as represented by our compensation peer group and published compensation survey data for the relevant period), with individual exceptions based on circumstances and using the Compensation Committee’s judgment. Overall, we seek to maintain a performance-oriented culture with compensation opportunities that reward our executive officers when we achieve or exceed our goals, while putting a significant portion of their target compensation at risk in the event of underperformance.

In 2023, as discussed above, our compensation-setting process was also influenced by changes in our executive team and declines in our stock price. During this period, certain compensation decisions were made on a case-by-case basis, taking into account the situation that confronted the company at the time that we needed to appoint a new executive officer or respond to the incentive and retention challenges that were presented for continuing executive officers. At the same time, we sought to maintain a normalized compensation process, including by establishing performance targets for our annual incentive compensation program early in the year and referencing those targets in determining final award amounts.

Our compensation programs are intended to be consistent with corporate governance best practices. This is demonstrated by our:

•	stock ownership guidelines for directors and executive officers;

•	anti-hedging and pledging policy;

•	insider trading policy and preclearance requirements;

•	compensation recovery (clawback) policy;

•	consideration of market data, input from stockholders and critiques from stockholder advisory firms;

•	independent Compensation Committee oversight;

•	annual Compensation Committee evaluation;

•	engagement of an outside compensation consultant;

•	long-term vesting and holding requirements for executive equity awards;

•	no automatic increases in executive salaries or lock-step changes in compensation based on peer group levels or metrics;

•	no executive pension plans or supplemental executive retirement plans;

•	limited perquisites; and

•	no repricing or buyout of underwater stock options without stockholder approval.

Additional information regarding our compensation policies is set forth under “Directors, Director Nominees, Executive Officers and Corporate Governance — Compensation Policies” above.

Role of Compensation Committee

The members of our Compensation Committee are appointed by our Board to oversee our executive compensation programs. At all times during 2023, the Compensation Committee was composed entirely of directors who were “independent directors” under Nasdaq listing standards. Pursuant to its charter, the Compensation Committee approves, oversees and interprets our executive compensation programs and related policies and practices, including our equity incentive program and other compensation and benefits programs. The Compensation Committee is also responsible for establishing the compensation packages of our executive officers and ensuring that our executive compensation programs are consistent with our compensation philosophy and corporate governance policies.

Generally, the Compensation Committee takes the following actions in the discharge of its responsibilities:

•	reviews the corporate goals and objectives of, and performance of and total compensation earned by or awarded to, our Chief Executive Officer, independent of input from our Chief Executive Officer;

•

examines the performance of our other executive officers with assistance from our Chief Executive Officer and approves total compensation packages for them that it believes to be appropriate and consistent with those generally found in the marketplace for executives in comparable positions, subject to cost considerations;

•	regularly holds executive sessions without management present; and

•

engages an outside compensation consultant to review our compensation policies and practices, provide analysis of the competitive market as needed, and make recommendations regarding the elements of our compensation packages.

As part of its decision-making process, the Compensation Committee periodically evaluates comparative compensation data from similarly situated companies. Historically, the Compensation Committee has determined the target total direct compensation opportunities for executive officers after considering the following factors, among others:

•	the scope and nature of the executive officer’s responsibilities;

•	how much the executive officer might otherwise command in the employment marketplace;

•	how much we would be willing to pay to retain the executive officer;

•	how much we would expect to pay in the marketplace to replace the executive officer;

•	past performance, as well as the strategic value of the executive officer’s future contributions; and

•	internal parity within the executive team.

The Compensation Committee also considers the recommendations of our Chief Executive Officer, who periodically reviews the performance, roles and responsibilities of our other executive officers and proposes adjustments to their compensation based on this review. The Chief Executive Officer does not participate in Compensation Committee discussions or make recommendations with respect to his own compensation.

Role of Compensation Consultant

The Compensation Committee is authorized to retain the services of one or more compensation advisors from time to time, as it determines in its discretion, in connection with the discharge of its responsibilities. The Compensation Committee retained the services of Meridian Compensation Partners, LLC (“Meridian”), a national compensation consulting firm, for this purpose during 2023. Meridian serves at the discretion of and reports directly to the Compensation Committee. Meridian did not provide any services to us or our management in 2023 other than those provided to the Compensation Committee as described below.

In 2023, Meridian assisted the Compensation Committee by providing the following services:

•	participating in Compensation Committee meetings;

•	providing market analyses of executive officers’ compensation relative to peer group and survey data;

•	reviewing and assisting in updates to our compensation peer group;

•	advising on equity plan modeling and share usage;

•	reviewing our compensation disclosures; and

•	analyzing market data and other considerations related to compensation of members of our Board.

The Compensation Committee considered all relevant factors relating to the independence of Meridian, including but not limited to applicable SEC rules and Nasdaq listing standards on compensation consultant independence, and concluded that the work performed by Meridian did not raise any conflict of interest in 2023.

Stockholder Advisory Vote on Executive Compensation

We conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (known as a say-on-pay vote) for the year ended December 31, 2022 at the last annual meeting of stockholders that we held, which was in June 2023. Our stockholders expressed strong support for the 2022 compensation of our named executive officers, with more than 95% of votes cast in favor of the proposal. Our Compensation Committee considered the results of the say-on-pay vote and other feedback from our stockholders, as well as critiques from stockholder advisory firms, in designing our compensation programs for 2023. In particular, the Compensation Committee considered investor input in establishing challenging targets for our annual incentive compensation program in 2023 and in maintaining long-term vesting and holding requirements for executive equity awards.

Executive Compensation Actions and Decisions for 2023

Bagdasarian Appointment

Mr. Bagdasarian served as our EVP, Growth and Business Development from September 26, 2022 until his appointment as our Chief Commercial Officer on November 1, 2023. In connection with his appointment as Chief Commercial Officer, our Compensation Committee approved an annualized base salary of $360,000 (increased from $325,000 in his prior role) and eligibility to participate in our annual incentive program with a target incentive equal to 75% of his base salary (equivalent to his target percentage in the prior role). In evaluating Mr. Bagdasarian’s compensation package as Chief Commercial Officer, the Compensation Committee considered competitive market analyses prepared by its outside compensation consultant as well as cost considerations and the expanded scope of Mr. Bagdasarian’s role.

Following Mr. Bagdasarian’s appointment as Chief Commercial Officer, we entered into change of control and severance agreements with him reflecting terms similar to our other executive officers’ agreements. For a full description of Mr. Bagdasarian’s potential termination benefits, see “Payments Upon Termination or Change in Control” below.

Continuing Executive Base Salaries

We did not adjust base salaries for Mr. Carpenter or Dr. Algranati in 2023. Annual base salary levels for Mr. Carpenter and Dr. Algranati were $600,000 and $357,500, respectively.

Annual Incentive Compensation

In February 2023, our Compensation Committee established performance goals and targets for annual incentive awards that our executive officers were eligible to earn for the year. Target awards for the named executive officers, presented as a percentage of base salary, were as follows:

Name	Target Award (% of Base Salary)
Jon Carpenter	100%
David Algranati	100%
Steve Bagdasarian	75%

These target percentages were unchanged from 2022.

For each of our executive officers, 90% of the target award for 2023 was based on achievement of goals relating to revenue and adjusted EBITDA1 performance, weighted equally. The remaining 10% of each executive officer’s target award was based on achievement of corporate culture objectives, including employee satisfaction and engagement scores and implementation of programs to strengthen employee experience and corporate culture. The Compensation Committee believed these performance measures were appropriate for our business because they provided a balance between generating growth, managing our expenses, and maintaining a strong corporate culture – factors the Compensation Committee believed would enhance long-term stockholder value. Actual amounts payable under the annual incentive plan could range from 0% to 150% of the target award depending on the level of achievement, as determined by the Compensation Committee.

The threshold, target and maximum performance levels for each measure were as follows, with linear interpolation for achievement between levels:

Component	Below Threshold	Threshold Performance	Target Performance	Maximum Performance
Revenue	<$380 million	$380 million	$400 million	$420 million
Adjusted EBITDA	<$44 million	$44 million	$50 million	$60 million
Culture	(a)	(a)	(a)	(a)
Payout Level	0%	50%	100%	150%

(a)

Attainment of corporate culture objectives would be determined by the Compensation Committee based on employee satisfaction and engagement scores and implementation of programs and actions to strengthen employee experience and corporate culture.

The Compensation Committee established performance targets at levels that it believed to be challenging but achievable through the successful execution of our annual operating plan, taking into account ongoing macroeconomic conditions, increased costs under our data license agreements and other business factors. In addition, each performance level was assigned a payment amount that the Compensation Committee believed was reasonable and appropriate for those results.

In February 2024, the Compensation Committee reviewed our preliminary financial and operating results for 2023 and determined that the preestablished objectives had been achieved as follows:

Component	Weight	Target Performance	Actual Performance	Payout Level (Interpolated)	Payout Level (Weighted)
Revenue	45%	$400 million	$371.3 million	0%	0%
Adjusted EBITDA	45%	$ 50 million	$ 44.5 million	54%	24%
Culture	10%		(a)	75%	8%

					32%

(a)

In evaluating achievement of corporate culture objectives, the Compensation Committee considered employee survey results, improvements in employee communications, implementation of a management recognition program, and expanded talent reviews and development.

Based on these results, the Compensation Committee approved the following annual incentive awards for the named executive officers for 2023, which awards were paid in cash in March 2024. Mr. Bagdasarian’s award was prorated for the adjusted salary level described above.

Name	Award	Award vs. Target
Jon Carpenter	$192,000	32%
David Algranati	$114,400	32%
Steve Bagdasarian	$79,400	32%

[1]

We define adjusted EBITDA as net income (loss) plus or minus interest, taxes, depreciation, amortization, stock-based compensation expense, non-cash impairment charges, restructuring expense, transformation costs, and changes in the fair value of financing derivatives, warrants liability and contingent consideration. A reconciliation of non-GAAP adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is set forth on Annex C to this proxy statement.

Following its review of preliminary results for 2023, the Compensation Committee determined to fund an additional bonus pool for non-executive employees of the company. This funding resulted in final adjusted EBITDA for 2023 of $44.0 million (as compared to $44.5 million reflected in the achievement calculation above). The Compensation Committee did not adjust the named executive officers’ annual incentive awards for this change, as our executive officers were not eligible for, and did not benefit from, the incremental bonus pool. If the Compensation Committee had adjusted executive awards for final adjusted EBITDA of $44.0 million, each named executive officer would have received an award equal to 30% of his target, rather than 32% as reflected above. In accordance with the SEC’s executive compensation rules, we have reported the incremental 2% of each named executive officer’s annual incentive award as a discretionary bonus in the Summary Compensation Table for 2023.

Bagdasarian RSU Award

Prior to his appointment as our Chief Commercial Officer, Mr. Bagdasarian received a one-time award of 7,425 RSUs, which will vest as to one-third on each of the first three anniversaries of the grant date (June 6, 2023) subject to continued service through each vesting date. This award was intended both to reward Mr. Bagdasarian for his performance as EVP, Growth and Business Development and to encourage his retention and continued focus as a leader of our commercial organization.

Reverse Stock Split

On December 20, 2023, we effectuated a 1-for-20 reverse stock split of our issued and outstanding Common Stock. This action was intended to bring the company into compliance with Nasdaq’s minimum bid price requirement for continued listing and make our stock more attractive to a broader range of institutional and other investors. In connection with the reverse stock split and as required by our equity compensation plans, our Board made proportional adjustments to the number of shares of Common Stock reserved for issuance under each of the plans, the number of shares subject to awards granted under the plans, the exercise price of outstanding options granted under the plans, and the performance metrics applicable to awards granted under the plans, in each case to the extent necessary to prevent dilution or enlargement of the rights of plan participants. For awards with stock-price performance metrics, including the performance-based RSUs (“PRSUs”) granted to Mr. Carpenter in 2022, each metric was adjusted to preserve the ratio between the closing price of our Common Stock on the applicable date of grant or most recent amendment and the applicable stock-price hurdle included in the award on the date of grant or amendment. The Summary Compensation Table reflects incremental fair value of $58,642 related to this adjustment for Mr. Carpenter’s PRSUs. We did not recognize incremental expense related to the adjustment of other awards held by our named executive officers, as the effect was immaterial.

Other Compensation Elements

Benefits and Perquisites

We provide the following health and welfare benefits to our executive officers on the same basis as our other U.S. employees:

•	medical and dental insurance;

•	life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) plan with a company matching feature.

We believe these benefits are consistent with those offered by other companies, including those with whom we compete for executive talent. In general, we do not provide significant perquisites or other personal benefits to our executive officers, and we do not view perquisites and personal benefits as a material element of our executive compensation program. We occasionally provide benefits, however, for retention purposes; to accommodate specific, and usually temporary, circumstances of executives who do not reside near their work locations; or to primarily serve a business purpose that may result in ancillary personal benefit to the executive. Moreover, we have provided for reimbursement of attorneys’ fees in certain cases, including in connection with the negotiation of employment or separation terms.

Change of Control and Severance Agreements

Our executive officers are parties to agreements that provide for certain payments and benefits to them in the event of a termination of their employment or a change in control of the company. We believe these arrangements are valuable retention tools that are particularly necessary in an industry, such as ours, where there is frequent market consolidation. We recognize that it is possible that we may be subject to a change in control, and that this possibility could result in a sudden departure or distraction of our key executive officers to the detriment of our business. We believe that these arrangements help to encourage and maintain the continued focus and dedication of our executive officers to their assigned duties to maximize stockholder value, notwithstanding the possibility or occurrence of a change in control of the company. We also believe that these arrangements are necessary to attract and retain critical members of management. These arrangements do not contain any tax reimbursement or tax “gross up” provisions for our executive officers.

The material terms and conditions of our executive change of control and severance agreements are discussed under “Payments Upon Termination or Change in Control” below.

Tax and Accounting Implications

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain employees. In making compensation decisions, our Compensation Committee may consider the potential effects of Section 162(m) on the compensation paid to our named executive officers and others.

Accounting for Stock-Based Compensation

We follow FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSU and PRSU awards, based on the grant date fair value of these awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an award recipient is required to render service in exchange for the award. In making compensation decisions, our Compensation Committee regularly considers the cost of stock-based compensation awards and any proposed modifications to those awards.

Notwithstanding the foregoing discussion, our Compensation Committee believes that its primary responsibility is to provide a compensation program that is consistent with our compensation philosophy and that supports the achievement of our compensation objectives. Therefore, the Compensation Committee retains authority to grant appropriate compensation items or awards to our service providers notwithstanding an adverse tax or accounting treatment for that compensation.

2023 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by our named executive officers as of December 31, 2023. As described under “Narrative to 2023 Summary Compensation Table — Reverse Stock Split” above, all outstanding equity awards were adjusted in connection with the reverse stock split we effectuated on December 20, 2023. Accordingly, the table and footnotes below reflect our named executive officers’ holdings on a post-split basis.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised and Exercisable Options (#)	Number of Securities Underlying Unexercised and Unexercisable Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Jon Carpenter	6,250	18,750	(4)	50.00	8/24/2032	—	—	—	—
	—	—		—	—	7,534	125,818	3,600	60,120
David Algranati	—	—		—	—	2,360	39,412	469	7,832
Steve Bagdasarian	1,600	4,800	(5)	50.00	11/9/2032	—	—	—	—
	—	—		—	—	11,175	186,623	—	—

(1)

The awards reported in this column reflect time-based RSUs, which vest as set forth in the following table, subject to the named executive officer’s continued employment or service through each vesting date. For Mr. Carpenter, settlement of vested RSUs is deferred until his separation from service or a change in control of the company.

Name	Number of RSUs	Remaining Vesting Schedule
Jon Carpenter	7,534	November 29, 2024
David Algranati	2,360	March 10, 2024
Steve Bagdasarian	3,750	One-third on each of September 26, 2024, September 26, 2025 and September 26, 2026
	7,425	One-third on each of June 6, 2024, June 6, 2025 and June 6, 2026

(2)

Amounts in these columns reflect the market value of shares or units of stock reported in the preceding column that have not vested, computed based on the closing price of our Common Stock as reported on Nasdaq on December 29, 2023, which was $16.70 per share.

(3)

The awards reported in this column reflect the threshold number of PRSUs granted in 2019 to Dr. Algranati and in 2022 to Mr. Carpenter, which become eligible to be earned based on achievement of certain stock-price hurdles subject to the named executive officer’s continued employment or service through the date of achievement of the applicable stock-price hurdle during the applicable performance period. The awards are reported at threshold because the threshold level of performance had not been achieved as of December 31, 2023. The following table sets forth the end of the applicable performance period for each award with respect to the number of PRSUs reflected in this column.

Name	Number of PRSUs	Performance Period End Date
Jon Carpenter	3,600	July 6, 2032
David Algranati	469	June 3, 2029

(4)

Time-based stock option award granted under our 2018 Equity and Incentive Compensation Plan, as amended and restated (the “2018 Plan”) that vests and becomes exercisable as to one-third on each of July 6, 2024, July 6, 2025 and July 6, 2026.

(5)	Time-based stock option award granted under the 2018 Plan that vests and becomes exercisable as to one-third on each of September 26, 2024, September 26, 2025 and September 26, 2026.

Payments Upon Termination or Change in Control

The following discussion describes the arrangements applicable to our named executive officers relating to potential payments they could receive upon a termination of employment or a change in control. All share information below has been adjusted to reflect the reverse stock split effectuated by the company on December 20, 2023.

Carpenter Change of Control and Severance Agreements

Mr. Carpenter is party to a change of control agreement and a severance agreement, as amended in connection with his appointment as our Chief Executive Officer in 2022 (the “Carpenter Agreements”). The Carpenter Agreements have a two-year initial term with automatic one-year renewals thereafter. In the event of a change of control, the severance agreement will expire and the change of control agreement will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The Carpenter Agreements provide that if we terminate Mr. Carpenter without “cause” or he resigns for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Mr. Carpenter would be eligible to receive (i) all accrued but unpaid vacation, expense reimbursements, wages and other benefits due under our compensation plans, policies and arrangements (the “Accrued Amounts”); (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) for 24 months; and (iii) the following severance payments, depending on the time of termination or resignation:

Time of Termination or Resignation
Severance Benefit	Prior to a Change of Control	On or Within 12 Months Following a Change of Control
Cash Severance	24 months of Mr. Carpenter’s annual base salary as in effect immediately prior to the termination date, paid over 24 months in accordance with our normal payroll practices.	24 months of Mr. Carpenter’s annual base salary as in effect immediately prior to the termination date (or, if greater, the change of control), paid 60 days following termination.

Current Year Short-Term Incentive Award	Pro-rata portion based on actual performance through the end of the applicable year, paid at the time short-term incentive awards are paid to other senior executives.	Pro-rata portion of the greater of (A) Mr. Carpenter’s target short- term incentive award for the year of termination and (B) the projected full-year short-term incentive award, paid 60 days following termination.

Time-Based Equity Acceleration	None (but see “Carpenter Equity Awards” below).	Full acceleration.

Performance-Based Equity Acceleration	None.	Acceleration as to the greater of (A) the target number of shares subject to the applicable equity award or (B) if 50% of the performance period has elapsed, the projected number of shares that would have been earned through the end of the performance period.

Under the Carpenter Agreements:

•

“cause” is generally defined as Mr. Carpenter’s indictment, plea of nolo contendere or conviction of any felony or any crime involving dishonesty; material breach of duties or a company policy (that is not cured by Mr. Carpenter within 30 days following written notice); or commission of any act of dishonesty, embezzlement, theft, fraud or misconduct with respect to the company, any of which in the good faith and reasonable determination of the Board or the

Compensation Committee is materially detrimental to the company, its business or its reputation;

•

“change of control” is generally defined as the occurrence of (i) a change in ownership of the company pursuant to the acquisition by any one person or any persons acting as a group of a number of shares of the company’s stock that, together with the stock already held by such person, represents more than 50% of the total voting power of the company’s stock (other than an acquisition of stock of the company as a result of a private financing that is approved by the Board), (ii) a change in the effective control of the company due to the majority of the members of the Board being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any person acquires (or has acquired during the 12-month period preceding such acquisition) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the company’s assets immediately prior to such acquisition (determined without regard to any liabilities associated with such assets); and

•

“good reason” is defined as Mr. Carpenter’s termination of employment within 90 days after a specified cure period following the occurrence of one or more of the following: (i) a material diminution in Mr. Carpenter’s base compensation (unless done for all of our senior-level executives) or (ii) a relocation of Mr. Carpenter’s primary workplace of over 50 miles.

Termination will not be considered for “good reason” if the compensation is subject to any clawback provisions, or if the executive’s termination is related in certain instances to the intentional and reckless conduct of the executive.

In the event that the payments or benefits under the Carpenter Agreements (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject Mr. Carpenter to the excise tax imposed by Section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for Mr. Carpenter, the payments shall either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject Mr. Carpenter to the excise tax.

Carpenter Equity Awards

In connection with his appointment as our Chief Financial Officer in 2021, Mr. Carpenter received an inducement award of RSUs with respect to 22,598 shares of our Common Stock. These RSUs vest as to one-third on each of the first three anniversaries of his start date (November 29, 2021). In addition to the severance benefits described above, if we terminate Mr. Carpenter’s service without cause or he resigns for good reason, in either case prior to a change in control, a portion of the RSU grant equal to 15 months of vesting (or the remaining term, if shorter) will vest upon termination.

In connection with his appointment as our Chief Executive Officer in 2022, Mr. Carpenter received one-time equity grants as follows: (i) 20,000 PRSUs, which have the opportunity to vest quarterly from the date of grant (July 6, 2022) through the 10th anniversary of the date of grant or an earlier change of control of the company, subject to and in accordance with the achievement of certain stock-price hurdles (ranging from $34.00 to $102.01 per share) on or prior to such date; and (ii) options to purchase 25,000 shares of Common Stock, with a per-share exercise price equal to $50.00, which vest in equal annual installments on July 6, 2023, 2024, 2025 and 2026. Each of these award agreements provides for certain treatment upon a qualifying termination of service and/or change of control. The award agreement evidencing the grant of PRSUs to Mr. Carpenter provides that (a) if we terminate Mr. Carpenter’s service without cause or if Mr. Carpenter resigns or terminates as a result of death or disability (as defined in the Carpenter Agreements), the PRSUs will become vested based on actual achievement of the stock-price hurdles during the period beginning on the most recent vesting date preceding the date of termination and ending on the date of such termination, and (b) if a change of control occurs, the PRSUs will become vested by applying the per-share price paid in connection with the change of control as the stock-price hurdle for purposes of determining attainment of performance goals. With respect to the option grant, if Mr. Carpenter’s service with the company is terminated by the company without cause or by Mr. Carpenter for good reason (each as defined in the Carpenter Agreements), in either case within 12 months following a change of control, then subject to Mr. Carpenter’s timely execution of a release of claims in favor of the company, any unvested portion of the options will fully vest upon such termination and Mr. Carpenter will have 90 days thereafter (or until the options’ 10-year expiration date, if earlier) to exercise any vested options.

Algranati Change of Control and Severance Agreements

Dr. Algranati is party to a change of control agreement and a severance agreement entered into in connection with his previous appointment as our Chief Product Officer in 2019 (the “Algranati Agreements”). The Algranati Agreements have a three-year initial term with automatic one-year renewals thereafter. In the event of a change of control, the severance agreement will expire and the change of control agreement will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The Algranati Agreements provide that if we terminate Dr. Algranati without “cause” or he resigns for “good reason” (each as described under the Carpenter Agreements, above), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Dr. Algranati would be eligible to receive (i) all Accrued Amounts; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) for 12 months; and (iii) the following severance payments, depending on the time of termination or resignation:

Time of Termination or Resignation
Severance Benefit	Prior to a Change of Control	On or Within 12 Months Following a Change of Control
Cash Severance	(A) 12 months of Dr. Algranati’s annual base salary as in effect immediately prior to the termination date, paid over 12 months in accordance with our normal payroll practices; and (B) 12 months of Dr. Algranati’s target short-term incentive award as in effect immediately prior to the termination, paid over 12 months in accordance with our normal payroll practices.	(A) 12 months of Dr. Algranati’s annual base salary as in effect immediately prior to the termination date (or, if greater, the change of control); and (B) 12 months of Dr. Algranati’s target short-term incentive award as in effect immediately prior to the termination date, each to be paid 60 days following termination.

Current Year Short-Term Incentive Award	Pro-rata portion based on actual performance through the end of the applicable year, paid at the time short-term incentive awards are paid to other senior executives.	Pro-rata portion of the greater of (A) Dr. Algranati’s target short-term incentive award for the year of termination and (B) the projected full-year short-term incentive award, paid 60 days following termination.

Time-Based Equity Acceleration	None (but see “Algranati Equity Awards” below).	Full acceleration.

Performance-Based Equity Acceleration	None.	Acceleration as to the greater of (A) the target number of shares subject to the applicable equity award or (B) if 50% of the performance period has elapsed, the projected number of shares that would have been earned through the end of the performance period.

In the event that the payments or benefits under the Algranati Agreements (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject Dr. Algranati to the excise tax imposed by Section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for Dr. Algranati, the payments shall either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject Dr. Algranati to the excise tax.

Algranati Equity Awards

Dr. Algranati has received equity grants as follows: (i) 3,750 PRSUs, which have the opportunity to vest annually from the date of grant (June 3, 2019) through the 10th anniversary of the date of grant or an earlier change of control of the company, subject to and in accordance with the achievement of certain stock-price hurdles (ranging from $23.72 to $44.47 per share) on or prior to such date; and (ii) 7,079 RSUs, which vest in equal annual installments on March 10, 2022, 2023 and 2024. Each of these award agreements provides for certain treatment upon a qualifying termination of service and/or change of control. The award agreement evidencing the grant of PRSUs to Dr. Algranati provides that (a) if we terminate Dr. Algranati’s service without cause or if Dr. Algranati resigns or terminates as a result of death or disability (as defined in the Algranati Agreements), the PRSUs will become vested based on actual achievement of the stock-price hurdles during the period beginning on the most recent vesting date preceding the date of termination and ending on the date of such termination, and (b) if a change of control occurs, the PRSUs will become vested by applying the per-share price paid in connection with the change of control as the stock-price hurdle for purposes of determining attainment of performance goals. With respect to the RSU grant, in addition to the severance benefits described above, if we terminate Dr. Algranati’s service without cause or he resigns for good reason, in either case prior to a change of control, then all unvested RSUs will vest upon termination.

Bagdasarian Change of Control and Severance Agreements

Mr. Bagdasarian is party to a change of control agreement and a severance agreement entered into in connection with his appointment as our Chief Commercial Officer in 2023 (the “Bagdasarian Agreements”). The Bagdasarian Agreements have a two-year initial term with automatic one-year renewals thereafter. In the event of a change of control, the severance agreement will expire and the change of control agreement will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The Bagdasarian Agreements provide that if we terminate Mr. Bagdasarian without “cause” or he resigns for “good reason” (each as described under the Carpenter Agreements, above), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Mr. Bagdasarian would be eligible to receive (i) all Accrued Amounts; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) for 12 months; and (iii) the following severance payments, depending on the time of termination or resignation:

Time of Termination or Resignation
Severance Benefit	Prior to a Change of Control	On or Within 12 Months Following a Change of Control
Cash Severance	12 months of Mr. Bagdasarian’s annual base salary as in effect immediately prior to the termination date, paid over 12 months in accordance with our normal payroll practices.	12 months of Mr. Bagdasarian’s annual base salary as in effect immediately prior to the termination date (or, if greater, the change of control), paid 60 days following termination.

Time of Termination or Resignation
Severance Benefit	Prior to a Change of Control	On or Within 12 Months Following a Change of Control

Current Year Short-Term Incentive Award	Pro-rata portion based on actual performance through the end of the applicable year, paid at the time short-term incentive awards are paid to other senior executives.	Pro-rata portion of the greater of (A) Mr. Bagdasarian’s target short-term incentive award for the year of termination and (B) the projected full-year short-term incentive award, paid 60 days following termination.

Time-Based Equity Acceleration	None.	Full acceleration.

Performance-Based Equity Acceleration	None.	Acceleration as to the greater of (A) the target number of shares subject to the applicable equity award or (B) if 50% of the performance period has elapsed, the projected number of shares that would have been earned through the end of the performance period.

In the event that the payments or benefits under the Bagdasarian Agreements (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject Mr. Bagdasarian to the excise tax imposed by Section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for Mr. Bagdasarian, the payments shall either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject Mr. Bagdasarian to the excise tax.

Bagdasarian Equity Awards

Mr. Bagdasarian’s outstanding equity awards do not provide for different vesting terms upon a termination of employment or change of control from those provided under the Bagdasarian Agreements. Mr. Bagdasarian’s equity awards that are subject to the Bagdasarian Agreements are as follows: (i) 5,000 RSUs, which vest in equal annual installments on September 26, 2023, 2024, 2025 and 2026; (ii) 7,425 RSUs, which vest in equal annual installments on June 6, 2024, 2025 and 2026; and (iii) options to purchase 6,400 shares of Common Stock, with a per-share exercise price equal to $50.00, which vest in equal annual installments on September 26, 2023, 2024, 2025 and 2026.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the company’s financial performance for each of the three years in the period ended December 31, 2023. As indicated above, we are permitted to report as a “smaller reporting company” under SEC rules. Accordingly, we have not included a tabular list of financial performance measures, and the table below (i) only includes the requisite information for three years, (ii) does not include information with respect to peer total stockholder return (“TSR”), and (iii) does not include a column for a Company-Selected Measure as defined in Item 402(v) of Regulation S-K. In accordance with applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for 2023 to determine the “actual” compensation paid to our principal executive officers (“PEOs”) and the average “actual” compensation paid to our other named executive officers (“NEOs”).

The following table summarizes compensation values reported in the Summary Compensation Table for our PEOs and the average for our other NEOs, as compared to “compensation actually paid” and the company’s financial performance for the years ended December 31, 2023, 2022 and 2021:

Year	Summary Compensation Table Total for First PEO (1)	Summary Compensation Table Total for Second PEO (1)	Compensation Actually Paid to First PEO (1) (2)	Compensation Actually Paid to Second PEO (1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1) (2)	Value of Initial Fixed $100 Investment Based on TSR	Net Income (Loss) (in thousands)
2023	—	$854,199	—	$494,040	$607,563	$577,636	$33.53	($79,361)
2022	$2,288,247	$2,497,073	$74,509	$964,307	$930,347	$591,756	$46.59	($66,561)
2021	$2,151,653	—	$3,084,410	—	$1,551,746	$1,491,691	$134.14	($50,037)

(1)	The first PEO and the second PEO in the table represent Bill Livek and Jon Carpenter, respectively. The non-PEO NEOs reflected in the table for each of 2023, 2022 and 2021 are as follows:

2023:	David Algranati and Steve Bagdasarian

2022:	Mary Margaret Curry and Greg Dale

2021:	Jon Carpenter, Greg Fink and Chris Wilson

(2)

The company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) and (e) for our PEO and non-PEO NEOs in 2023. Because the company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

2023
SECOND PEO SUMMARY COMPENSATION TABLE TOTAL	$854,199
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table (a)	$(58,642)
Fair value at year end of equity awards granted during the year	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	$(190,372)
Change in fair value of equity awards granted in current year that vested during the year	—
Change in fair value of equity awards granted in prior years that vested during the year	$(111,145)
Equity awards granted in prior years that were forfeited during the year	—
Dividends or other earnings paid on equity awards during the year	—

Total Equity Award Related Adjustments	$(360,159)

COMPENSATION ACTUALLY PAID TOTAL	$494,040

(a)	Includes, solely for purposes of this row, the incremental fair value relating to a modification in 2023 of an equity award granted in a prior year.

2023
NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTAL	$607,563
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	$(67,575)
Fair value at year end of equity awards granted during the year	$61,999
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	$(22,563)
Change in fair value of equity awards granted in current year that vested during the year	—
Change in fair value of equity awards granted in prior years that vested during the year	$(1,789)
Equity awards granted in prior years that were forfeited during the year	—
Dividends or other earnings paid on equity awards during the year	—

Total Equity Award Related Adjustments	$(29,928)

COMPENSATION ACTUALLY PAID TOTAL	$577,635

Narrative Disclosure to Pay versus Performance Table

The illustrations below provide a graphical description of the relationship between compensation actually paid (“CAP”) and the following measures:

•	the company’s cumulative TSR; and

•	the company’s net income (loss).

CAP and Company Cumulative TSR

CAP and Company Net Income (Loss)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Parties

Various Comscore policies and procedures, including our Code of Business Conduct and Ethics and annual questionnaires completed by our directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. In addition, our Board has adopted a written policy and procedures for the review and approval of transactions in which the company is a participant, the amount involved exceeds $120,000, and one of our directors, director nominees, executive officers, or a holder of more than 5% of our Common Stock or Series B Preferred Stock, including any of their immediate family members and any entity owned or controlled by such persons (collectively, “related parties”), has or will have a direct or indirect material interest.

If any related party proposes to enter into any such transaction (a “related party transaction”), our Audit Committee will consider all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related party; the approximate dollar value of the amount involved in the transaction and the dollar value of such related person’s direct or indirect interest in the transaction; whether the transaction was undertaken in the ordinary course of business of the company; whether the transaction is proposed to be entered into on terms no less favorable to the company than those reached with an unrelated third party; whether any alternative transactions or sources for comparable services or products are available; the purpose of the transaction and potential benefits, or potential risks or costs, to the company; whether the transaction is in the best interests of the company; any required public disclosure of the transaction; whether the transaction presents an improper conflict of interest for any company officer or director; in the event the related party is a director or nominee for director (or immediate family member of a director or nominee or an entity with which a director or nominee is affiliated), the impact that the transaction would have on that director’s or nominee’s independence; and any other information regarding the transaction that would be material to investors in light of the circumstances of such transaction.

Following such consideration and review, if deemed appropriate, the disinterested members of the Audit Committee will approve the related party transaction (except that, if the transaction is proposed to be, or was, entered into on terms less favorable to the company than terms that could have been reached with an unrelated third party, approval will be obtained by unanimous approval of the disinterested members of the Board). A related party transaction will not be approved if the transaction would render a director no longer independent and would cause less than a majority of the Board to meet our director independence requirements. Whenever practicable, the reporting, review and approval will occur prior to entry into the related party transaction. If advance review is not practicable, our Audit Committee may ratify the related party transaction.

Transactions with Related Parties

Other than compensation disclosed under “Director Compensation” or “Executive Compensation” in this proxy statement and the transactions described below, we believe there were no other related party transactions (as defined above) during the years ended December 31, 2023 and December 31, 2022.

Transactions with WPP plc

As of March 31, 2024, based on public filings, WPP plc (“WPP”) and its affiliates owned approximately 11.9% of our outstanding Common Stock. In the normal course of business, we provide WPP and its affiliates with services amongst our different product lines and receive services from WPP and its affiliates supporting our data collection efforts. In 2023, our transactions with WPP and its affiliates resulted in approximately $8.3 million of revenue and $9.4 million of expense. In 2022, our transactions with WPP and its affiliates resulted in approximately $11.7 million of revenue and $9.4 million of expense.

Transactions with Charter

On March 10, 2021, we entered into a Data License Agreement with Charter Communications Operating, LLC, an affiliate of Charter, in connection with the Series B Preferred Stock transactions described below. In addition to the Data License Agreement, we also provide Charter and its affiliates with services amongst our different product lines. In 2023, our commercial transactions with Charter and its affiliates resulted in approximately $2.0 million of revenue and $19.9 million of expense. In 2022, our commercial transactions with Charter and its affiliates resulted in approximately $2.3 million of revenue and $17.6 million of expense.

Transactions with Qurate

Mr. Wendling serves as an executive officer of Qurate. In each of 2023 and 2022, we recognized revenue of approximately $0.9 million from transactions with Qurate and its affiliates in the normal course of business.

Transactions with Pine

In 2023, we entered into a finance lease with a third-party vendor that is not a related party. In conjunction with this transaction, the third-party vendor purchased equipment for $2.5 million from an affiliate of Pine. We had no transactions with Pine in 2022.

Transactions with Pelmorex Corp.

Dr. Banerjee was appointed as an executive officer of Pelmorex Corp. in April 2023. In each of 2023 and 2022, we recognized revenue of approximately $0.4 million from transactions with Pelmorex Corp. and its affiliates in the normal course of business.

Series B Preferred Stock Transactions

Charter, Liberty and Pine (the “Investors”) each own 33.3% of our outstanding Series B Preferred Stock. As of March 31, 2024, based on public filings, Pine also owned approximately 2.3% of our outstanding Common Stock.

During 2022, in accordance with the Certificate of Designations of the Series B Preferred Stock, we made cash dividend payments totaling $15.5 million to the Investors. The Investors waived their right to receive in 2023 the annual dividends otherwise payable by the company on June 30, 2023. Under the waivers and the Certificate of Designations, the deferred dividends will continue to accrue at a rate of 9.5% per year from June 30, 2023 until paid. As of December 31, 2023, accrued dividends on the Series B Preferred Stock totaled $24.1 million.

In addition to the Charter Data License Agreement described above, we entered into the following agreements or transactions with the Investors in connection with their purchase of Series B Preferred Stock.

Stockholders Agreement

On March 10, 2021 (the “Closing Date”), we and the Investors entered into the SHA. Under the SHA, we are obligated to take all necessary action (to the extent not prohibited by law) to cause the Board to nominate for election that number of individuals designated by an Investor that, if elected, would result in two designees of such Investor serving on the Board until the earlier of such time as such Investor (a) beneficially owns a number of shares of Series B Preferred Stock representing less than 50% of the number of shares of Series B Preferred Stock held by such Investor as of the Closing Date (“Initial Preferred Stock Ownership”) as a result of such Investor’s Transfer (as defined in the SHA) of such shares to any of the other Investors or (b) beneficially owns Voting Stock (as defined in the SHA) representing less than 10% of the outstanding shares of Common Stock (on an as-converted basis), after which time such Investor’s designation rights will be reduced to one designee until such time as such Investor beneficially owns Voting Stock representing less than 5% of the outstanding shares of Common Stock (on an as-converted basis), after which time such Investor will no longer have any rights to designate a nominee to serve on the Board thereunder.

Pursuant to the SHA, if one of the Investors (the “Buying Stockholder”) acquires from one of the other Investors (the “Selling Stockholder”) a number of shares of Series B Preferred Stock equal to (a) at least 50% (but less than 100%) or (b) 100% of the Selling Stockholder’s Initial Preferred Stock Ownership in accordance with the terms of the SHA, the Selling Stockholder will be obligated to cause one (in the case of clause (a)) or two (in the case of clause (b)) of its designated directors to resign, and we will be obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to appoint one or two, respectively, additional person(s) designated by the Buying Stockholder to fill such vacancy or vacancies, as applicable. If a Buying Stockholder acquires a number of shares of Common Stock equal to 10% or more of the number of shares of outstanding Common Stock as of such time (determined on an as-converted basis) from a person other than another Investor and its Permitted Transferees (as defined in the SHA), we will be obligated to, among other things, take all necessary action (to the extent not prohibited by applicable law) to cause the Board to (x) increase the size of the Board as required to enable the Buying Stockholder to designate one additional person to the Board, and (y) appoint such additional person designated by the Buying Stockholder to fill such newly created vacancy, in each case, on the terms and subject to the conditions set forth in the SHA. In no event will a single Investor be entitled to designate a number of directors to the Board that would constitute a majority of the Board.

Subject to compliance with applicable laws and stock exchange regulations, for so long as an Investor beneficially owns Voting Stock representing at least 5% of the outstanding shares of Common Stock (on an as-converted basis), we will take all necessary action (to the extent not prohibited by applicable law) to cause the Board to appoint (i) at least one of such Investor’s designees to serve on the Compensation Committee, (ii) at least one of such Investor’s designees to serve on the Nominating and Governance Committee, and (iii) at least one of such Investor’s designees to serve on the Finance and Acquisitions Committee. For so long as an Investor beneficially owns Voting Stock representing at least 5% of the outstanding shares of Common Stock (on an as-converted basis), such Investor is entitled to appoint one observer on the Board or any committee thereof.

For so long as an Investor beneficially owns Voting Stock representing at least 5% of the outstanding shares of Common Stock (on an as-converted basis), such Investor (a) covenants to the company that it will vote, or provide a written consent or proxy with respect to, its Voting Stock in favor of each Investor’s director designees and (b) agrees to vote, or provide a written consent or proxy with respect to, its Voting Stock in a neutral manner in the election of any directors nominated by the Board for election that are not designees of an Investor.

Pursuant to the SHA, until such time as an Investor beneficially owns Voting Stock representing less than 5% of the outstanding shares of Common Stock (on an as-converted basis), such Investor is subject to customary standstill restrictions in accordance with which each Investor and its respective affiliates agreed not to, among other things, and subject to the exceptions set forth in the SHA, (a) acquire any equity securities of the company such that after such acquisition such Investor and its affiliates would beneficially own 45% or more of the outstanding shares of Common Stock (on an as-converted basis), (b) publicly seek or encourage any offer or proposal for a merger or similar transaction involving the company, (c) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (within the meaning of Rule 14a-1 under the Exchange Act) to vote any Voting Stock of the company or its subsidiaries, or call or seek to call a meeting of our stockholders or initiate any stockholder proposal for action by our stockholders or seek the removal of any director from the Board, or (d) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any Voting Stock of the company or its subsidiaries, including with any other Investor or its affiliates.

Pursuant to the SHA, in the event an Investor contemplates transferring any shares of Series B Preferred Stock or Common Stock to another person, the other Investors will each have a right of first refusal to purchase any or all of their respective pro rata portions of such shares, subject to exceptions set forth in the SHA. Additionally, in the event we contemplate the sale or other disposition of any patents, Charter will have a right of first offer and a right of first refusal to acquire such patents, on the terms and subject to exceptions as more particularly set forth in the SHA.

Pursuant to the SHA, on a single occasion after January 1, 2022, upon any Investor’s request, subject to the conditions set forth in the SHA, we will (a) take all actions reasonably necessary to pay a one-time dividend on the Series B Preferred Stock (the “Special Dividend”) equal to the highest dividend that the Board determines can be paid at that time (or a lesser amount as may be unanimously agreed upon by the Investors), subject to the additional conditions and limitations as more particularly set forth in the SHA, (b) to the extent required based on our financial condition, reasonably promptly seek and obtain debt financing to effectuate such Special Dividend, and (c) declare and pay such Special Dividend, which, if debt financing is required, will be paid substantially contemporaneous with, or reasonably promptly after, the consummation of such debt financing.

Pursuant to the terms of the SHA, the prior written consent of each Investor is required for the company to effect or validate certain enumerated actions in the SHA for so long as such Investor beneficially owns Voting Stock representing at least 10% of the outstanding shares of Common Stock (on an as-converted basis).

The SHA will terminate with respect to any particular Investor upon the mutual agreement in writing among the company and such Investor. The SHA will terminate automatically as to any particular Investor and certain transferees at such time as such Investor no longer beneficially owns at least 5% of the outstanding shares of Common Stock (on an as-converted basis) at any time.

Registration Rights Agreement

On the Closing Date, we entered into a Registration Rights Agreement (the “RRA”) with the Investors (together with any other party that may become a party to the RRA, “Holders”), pursuant to which, among other things, and on the terms and subject to certain limitations set forth therein, we were obligated to file a registration statement registering the sale or distribution of shares of Series B Preferred Stock or Common Stock held by any Holder, including any shares of Common Stock acquired by any Holder pursuant to the conversion of the Series B Preferred Stock, and any other securities issued or issuable with respect to any such shares of Common Stock or Series B Preferred Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (the “Registrable Securities”). We filed a registration statement on Form S-3 with respect to the Registrable Securities on August 30, 2021.

In addition, pursuant to the RRA, Holders have the right to require us, subject to certain limitations set forth therein, to effect a sale of any or all of their Registrable Securities by means of an underwritten offering or an underwritten block trade or bought deal. We are not obligated to effect any underwritten offering or underwritten block trade or bought deal (a) subject to certain exceptions, unless the dollar amount of the Registrable Securities of Holder(s) demanding such underwritten offering or underwritten block trade or bought deal to be included therein is anticipated to result in gross sale proceeds of at least $25 million, (b) if three underwritten offerings or underwritten block trades or bought deals have already been launched at the request of Holder(s) within a 365-day period or (c) during the Quarterly Blackout Period (as defined in the RRA).

The RRA also provides Holders with certain customary piggyback registration rights. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and our right to delay or withdraw a registration statement under certain circumstances.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to beneficial ownership of our Common Stock and Series B Preferred Stock as of March 31, 2024, by:

•	each beneficial owner of more than 5% of the outstanding shares of our Common Stock or Series B Preferred Stock;

•	each of our directors and director nominees;

•	each of our named executive officers for 2023; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the Common Stock and Series B Preferred Stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock and Series B Preferred Stock subject to options or other rights held by that person that are currently exercisable or exercisable within 60 days of March 31, 2024 are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. For example, the Common Stock “percentage of class outstanding” shown below for each holder of our Series B Preferred Stock assumes the conversion of such holder’s shares of Series B Preferred Stock to Common Stock as of March 31, 2024, but does not assume the conversion of the other holders’ shares of Series B Preferred Stock to Common Stock, resulting in Common Stock ownership percentages below that exceed the holders’ ownership percentages on a fully converted basis. On a fully converted basis, each holder’s Series B Preferred Stock would equate to approximately 16.6% of our Common Stock as of March 31, 2024.

Unless otherwise indicated, these shares do not include any stock awards, stock units or options granted after March 31, 2024. As of March 31, 2024, a total of 4,760,231 shares of our Common Stock and 82,527,609 shares of our Series B Preferred Stock were outstanding. Except as otherwise indicated, the address of each person in this table is c/o Comscore, 11950 Democracy Drive, Suite 600, Reston, Virginia 20190.

	Common Stock		Series B Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding
5% or Greater Stockholders:
Cerberus Capital Management, L.P. (2)	1,680,266	26.5%	27,509,203	33.3%
Charter Communications, Inc. (3)	1,583,970	25.0%	27,509,203	33.3%
Liberty Broadband Corporation (4)	1,566,759	24.8%	27,509,203	33.3%
180 Degree Capital Corp. (5)	566,491	11.9%	—	—
WPP plc and affiliated entities (6)	565,968	11.9%	—	—
Weiss Multi-Strategy Advisers LLC (7)	450,722	9.5%	—	—
Westerly Capital Management, LLC (8)	247,250	5.2%	—	—

	Common Stock		Series B Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding
Directors, Director Nominees and NEOs:
Nana Banerjee, Chairman of the Board (9)	6,470	*	—	—
Itzhak Fisher, Director (10)	26,315	*	—	—
Leslie Gillin, Director (11)	4,200	*	—	—
David Kline, Director (12)	—	—	—	—
Pierre-Andre Liduena, Director (13)	690	*	—	—
Bill Livek, Vice Chairman of the Board (14)	201,162	4.2%	—	—
Kathi Love, Director (15)	14,069	*	—	—
Marty Patterson, Director (16)	9,528	*	—	—
Brent Rosenthal, Lead Director (17)	46,784	*	—	—
Brian Wendling, Director (18)	13,353	*	—	—
Matt McLaughlin, Director Nominee (19)	566,491	11.9%	—	—
Jon Carpenter, Chief Executive Officer (20)	22,864	*	—	—
David Algranati, Chief Innovation Officer	12,595	*	—	—
Steve Bagdasarian, Chief Commercial Officer (21)	2,399	*	—	—
All directors and executive officers as a group (15 persons) (22)	372,546	7.6%	—	—

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)

The information provided in this table is based on company records, information supplied to us by our directors, executive officers and principal stockholders and information contained in Schedules 13D and 13G and Forms 4 filed with the SEC.

(2)

This information is derived in part from the Schedule 13D/A filed with the SEC on December 16, 2022. Cerberus Capital Management, L.P. and Pine have sole voting and dispositive power for 27,509,203 shares of Series B Preferred Stock, convertible at any time at the option of the holder into shares of Common Stock (shown on an as-converted basis including accrued dividends through March 31, 2024). Also reported are 109,654 shares of outstanding Common Stock and 3,853 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of the holder’s separation from service or a change in control of the company. These deferred stock units are held by Dr. Banerjee, who has assigned his rights and interests to Cerberus Capital Management, L.P. The address for Cerberus Capital Management, L.P. is 875 Third Avenue, 11th Floor, New York, NY 10022.

(3)

This information is derived in part from the Schedule 13D filed with the SEC on March 19, 2021 and the Form 4 filed with the SEC on June 16, 2023. Charter Communications, Inc., CCH II, LLC, Charter Communications Holdings, LLC, Spectrum Management Holding Company, and Charter Communications Holding Company, LLC (“Charter”) have shared voting and dispositive power for 27,509,203 shares of Series B Preferred Stock, convertible at any time at the option of the holder into shares of Common Stock (shown on an as-converted basis including accrued dividends through March 31, 2024). Also reported are 17,211 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of the holder’s separation from service or a change in control of the company. These deferred stock units are held by Mr. Kline and Mr. Liduena, who have assigned their rights and interests to Charter. Mr. Liduena left the Board on April 1, 2024. The address for Charter Communications, Inc., CCH II, LLC, Charter Communications Holdings, LLC, Spectrum Management Holding Company, and Charter is 400 Washington Blvd., Stamford, CT 06902.

(4)

This information is derived in part from the Schedule 13D filed with the SEC on May 23, 2023. Liberty Broadband Corporation has sole voting and dispositive power for 27,509,203 shares of Series B Preferred Stock, convertible at any time at the option of the holder into shares of Common Stock (shown on an as-converted basis including accrued dividends through March 31, 2024). The address for Liberty Broadband Corporation is 12300 Liberty Boulevard, Englewood, Colorado 80112.

(5)

This information is derived in part from the Schedule 13D/A filed with the SEC on March 26, 2024 by 180 Degree Capital Corp., Matt McLaughlin and Kevin Rendino (collectively, the “Reporting Persons”). Each of the Reporting Persons is a member of a group for purposes of Section 13(d) of the Exchange Act. Each of the Reporting Persons disclaims beneficial ownership of the securities reported except to the extent of his or its pecuniary interest therein. 180 Degree Capital Corp. has shared voting and dispositive power for 415,366 shares of Common Stock. Mr. McLaughlin has sole voting and dispositive power for 125,000 shares of Common Stock. Mr. Rendino has shared voting and dispositive power for 26,125 shares of Common Stock. The address for 180 Degree Capital Corp. and Mr. Rendino is 7 N. Willow Street, Suite 4B, Montclair, NJ 07042. The address for Mr. McLaughlin is 53 Gideon Garth, Severna Park, MD 21146.

(6)

This information is derived in part from the Schedule 13D/A filed with the SEC on April 6, 2018. Shares are owned directly by Cavendish Square Holding B.V. (“Cavendish”), which is a wholly owned subsidiary of WPP plc that WPP plc owns indirectly through a series of holding companies. WPP plc is an indirect beneficial owner of the reported securities. The address for WPP plc is 27 Farm Street, London, United Kingdom W1J 5RJ. The address for Cavendish is Laan op Zuid 167, 3072 DB Rotterdam, Netherlands.

(7)

This information is derived in part from the Schedule 13G/A filed with the SEC on February 14, 2023. Weiss Multi-Strategy Advisers LLC and George A. Weiss have shared voting and dispositive power for 450,722 shares of Common Stock. The address for Weiss Multi-Strategy Advisers LLC and George A. Weiss is 320 Park Avenue, 20th Floor, New York, NY 10020.

(8)

This information is derived in part from the Schedule 13G filed with the SEC on March 20, 2023. Westerly Capital Management, LLC, Westerly Holdings, LLC and Christopher J. Galvin have shared voting and dispositive power for 247,250 shares of Common Stock held for the accounts of Westerly Partners, LP and Westerly Partners QP, LP. The address for Westerly Capital Management, LLC, Westerly Holdings, LLC and Christopher J. Galvin is 201 Mission Street, Suite 580, San Francisco, CA 94105.

(9)

Includes 5,000 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Dr. Banerjee’s separation from service or a change in control of the company. Excludes 3,853 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Dr. Banerjee’s separation from service or a change in control of the company. Dr. Banerjee has assigned his rights and interests in these 3,853 deferred stock units to Cerberus Capital Management, L.P.

(10)

Includes (i) 4,583 shares of Common Stock held indirectly through Pereg Holdings, LLC; (ii) 8,853 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Fisher’s separation from service or a change in control of the company; and (iii) 7,879 shares of Common Stock subject to options that are currently exercisable.

(11)

Represents 4,200 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Ms. Gillin’s separation from service or a change in control of the company.

(12)

Excludes 8,853 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Kline’s separation from service or a change in control of the company. Mr. Kline has assigned his rights and interests in these deferred stock units to Charter.

(13)

Excludes 8,358 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Liduena’s separation from service or a change in control of the company. Mr. Liduena has assigned his rights and interests in these deferred stock units to Charter. Mr. Liduena left the Board on April 1, 2024.

(14)

Includes (i) 2,917 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled following Mr. Livek’s separation from service; (ii) 5,000 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Livek’s separation from service or a change in control of the company; and (iii) 15,000 shares of Common Stock subject to options that are currently exercisable.

(15)

Represents 14,069 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Ms. Love’s separation from service or a change in control of the company.

(16)

Includes 8,853 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Patterson’s separation from service or a change in control of the company.

(17)

Includes (i) 39,262 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Rosenthal’s separation from service or a change in control of the company; and (ii) 302 shares of Common Stock subject to options that are currently exercisable.

(18)

Includes 8,853 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Wendling’s separation from service or a change in control of the company.

(19)

This information is derived in part from the Schedule 13D/A filed with the SEC on March 26, 2024 by the Reporting Persons (as defined above). Each of the Reporting Persons is a member of a group for purposes of Section 13(d) of the Exchange Act. Each of the Reporting Persons disclaims beneficial ownership of the securities reported except to the extent of his or its pecuniary interest therein. 180 Degree Capital Corp. has shared voting and dispositive power for 415,366 shares of Common Stock. Mr. McLaughlin has sole voting and dispositive power for 125,000 shares of Common Stock. Mr. Rendino has shared voting and dispositive power for 26,125 shares of Common Stock. The address for 180 Degree Capital Corp. and Mr. Rendino is 7 N. Willow Street, Suite 4B, Montclair, NJ 07042. The address for Mr. McLaughlin is 53 Gideon Garth, Severna Park, MD 21146.

(20)

Includes (i) 15,064 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Carpenter’s separation from service or a change in control of the company; and (ii) 6,250 shares of Common Stock subject to options that are currently exercisable.

(21)	Includes 1,600 shares of Common Stock subject to options that are currently exercisable.

(22)

Includes (i) 112,071 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled as described above; (ii) 41,169 shares of Common Stock subject to options that are currently exercisable; and (iii) 136 shares of Common Stock subject to options that are scheduled to vest and become exercisable within 60 days of March 31, 2024.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees and Services

The following table sets forth a summary of the fees billed to us by Deloitte for professional services for the fiscal years ended December 31, 2023 and 2022. Audit-related fees were for services in connection with foreign statutory audits and our registration statements on Form S-8. Tax fees were principally for tax consulting services. Other fees were for an accounting research tool subscription.

Name	2023	2022
	(In thousands)
Audit Fees	$1,829	$3,017
Audit-Related Fees	45	64
Tax Fees	—	6
All Other Fees	2	—

Total Fees	$1,876	$3,087

All of the services described in the fee tables above were approved by the Audit Committee. The Audit Committee meets regularly with the independent auditor and reviews both audit and non-audit services performed by Deloitte as well as fees charged for such services. The Audit Committee has determined that the provision of the services described above is compatible with maintaining Deloitte’s independence in the conduct of its audit functions.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted, and our Board has approved, procedures and conditions pursuant to which services proposed to be performed by our independent auditors should be pre-approved. Such procedures and conditions are set forth in the Audit Committee’s charter. The Audit Committee has delegated pre-approval authority to its chairman for certain services other than the annual audit and quarterly reviews performed by Deloitte. The chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and other services rendered by Deloitte in its capacity as our independent auditor for 2023 and 2022.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of “independent” directors, as determined in accordance with applicable Nasdaq standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which is available under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com.

As described more fully in its charter, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the company and the audits of the financial statements of the company. Company management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2023.

The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements with management and Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm for 2023;

•	discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

In addition, the Audit Committee has met separately with company management and with Deloitte.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2023 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

AUDIT COMMITTEE

Nana Banerjee

Kathi Love

Marty Patterson

The foregoing Audit Committee report is made by the current directors who were members of the Audit Committee at the time the company’s 2023 Annual Report on Form 10-K was approved, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

PROPOSALS TO BE VOTED ON

Proposal No. 1 – Election of Directors

Our stockholders are being asked to elect the four nominees named in this proxy statement as Class II directors to serve for terms expiring at our 2027 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified.

Our Nominating and Governance Committee recommended, and our Board has nominated, Jon Carpenter, Leslie Gillin, Bill Livek and Matt McLaughlin for election at the 2024 Annual Meeting. Ms. Gillin and Mr. Livek are currently directors of the company. Mr. Rosenthal, a current Class II director, will retire from the Board when his term expires at the 2024 Annual Meeting. In connection with the Board’s decision to nominate Mr. McLaughlin for election as a Class II director at the 2024 Annual Meeting, we have increased the size of the Board from 10 to 11 directors, effective upon the opening of the 2024 Annual Meeting. All of the nominees have agreed to be named in this proxy statement and to serve if elected, and we have no reason to believe that any nominee will be unable or unwilling to serve.

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board unless the proxy is marked in such a manner so as to withhold authority to vote. If any nominee is unable or unexpectedly declines to serve as a director, the Board may designate another nominee to fill the vacancy, and the proxy will be voted for that nominee. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. Proxies cannot be voted for more than the four named nominees.

The section of this proxy statement titled “Directors, Director Nominees, Executive Officers and Corporate Governance – Directors, Director Nominees and Executive Officers” contains more information about the experience, qualifications, attributes and skills that caused our Nominating and Governance Committee and our Board to determine that these nominees should serve as directors of Comscore.

Required Vote

Directors are elected by a plurality of the votes cast by the shares of capital stock present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote on the election of directors. The nominees for director receiving the highest number of affirmative “FOR” votes with respect to each class shall be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-MENTIONED NOMINEES AS DIRECTORS PURSUANT TO PROPOSAL NO. 1.

Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation

We are seeking the advisory, non-binding approval of our stockholders with respect to the compensation paid to our named executive officers as disclosed in this proxy statement.

Our executive compensation programs are designed to align our executive officers’ interests with those of our stockholders, promote the achievement of our financial, strategic and operating objectives, attract and retain top talent, and prioritize a strong, ethical corporate culture. We seek to motivate and reward our executive officers for achievement of positive business results and to promote and enforce accountability. Our Board and Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by stockholders “FOR” the resolution approving the compensation of our executives as disclosed in this proxy statement. We value input from our stockholders, and we regularly consider investor feedback in evaluating our executive compensation programs.

This proposal gives you, as a stockholder, the opportunity to express your views on the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC that apply to smaller reporting companies, including the compensation tables and related narrative discussion included in this proxy statement, is hereby APPROVED.”

Required Vote

You may vote for or against this Proposal No. 2, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory, it will not be binding upon our Board. However, our Board and Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating our executive compensation programs.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

Proposal No. 3 – Advisory Vote on Frequency of Vote to Approve Named Executive Officer Compensation

We are seeking the advisory, non-binding recommendation of our stockholders regarding how often we should present our stockholders with the opportunity to vote to approve the compensation paid to our named executive officers. You may vote to have such vote held every year, every two years or every three years, or you may abstain.

Our stockholders voted on a similar proposal in 2018, with a majority voting to hold the say-on-pay vote every year. We continue to believe that the say-on-pay vote should be conducted every year so that our stockholders are afforded the opportunity to express their views annually on our executive compensation program.

Required Vote

The frequency option (every year, every two years or every three years) that receives the affirmative vote of a majority of the shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote thereon will be deemed to be the preference of our stockholders. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory, it will not be binding upon our Board. However, our Board and Compensation Committee will consider the outcome of the vote, along with other relevant factors, in making decisions regarding the frequency of future say-on-pay votes as they deem appropriate.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “1 YEAR” FOR PROPOSAL NO. 3.

Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2024.

Deloitte has served as our independent audit firm since 2017 and audited our financial statements for the fiscal year ended December 31, 2023. For more information about services Deloitte provided to us, as well as our procedures for approving such services, see the section of this proxy statement titled “Principal Accountant Fees and Services.” A representative of Deloitte is expected to be present at our 2024 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

Ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. Our Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the firm; however, the Audit Committee may, in its discretion, continue to retain Deloitte. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Required Vote

The affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4.

Proposal No. 5 – Approval of an Amendment to the comScore, Inc. 2018 Equity and Incentive Compensation Plan (as Amended and Restated Effective as of July 9, 2020)

Overview

The use of equity-based awards under our 2018 Equity and Incentive Compensation Plan (the “2018 Plan”) has been a key component of our compensation program. The ability to grant equity-based awards is critical to attracting and retaining highly qualified individuals. The Board believes that it is in the best interests of the company and our stockholders for those individuals to have an ownership interest in the company in recognition of their present and potential contributions and to align their interests with those of our stockholders.

The Board has determined that the current number of shares of our Common Stock available for grants under the 2018 Plan is not sufficient to meet the objectives of our compensation program going forward. Accordingly, on April 5, 2024, upon recommendation by our Compensation Committee, the Board approved and adopted, subject to the approval of the stockholders of the company at the 2024 Annual Meeting, an amendment to the 2018 Plan (the “Fourth Amendment”) to increase the number of shares of our Common Stock available for grant by 900,000. No other changes to the 2018 Plan were approved by the Board.

You are being asked to approve the Fourth Amendment, and the Board is recommending that the company’s stockholders vote in favor of the Fourth Amendment. If approved by our stockholders, the Fourth Amendment will become effective as of the date of the 2024 Annual Meeting. If the Fourth Amendment is not approved by our stockholders, then the 2018 Plan will remain in effect in its present form. Whether the Fourth Amendment is approved by our stockholders or not, each award granted under the 2018 Plan prior to the date of the 2024 Annual Meeting will continue to be subject to the terms and provisions applicable to such award under the 2018 Plan as in effect immediately prior to the effective date of the Fourth Amendment.

At the 2018 annual meeting, the stockholders of the company approved the 2018 Plan, and 10,650,000 shares of our Common Stock (on a pre-split basis) were reserved for issuance thereunder. At the 2020 annual meeting, the stockholders of the company approved an amendment and restatement of the 2018 Plan, effective as of July 9, 2020, to increase the number of shares of our Common Stock available for grant under the 2018 Plan by 9,600,000 shares (on a pre-split basis) and to make other ministerial changes to the 2018 Plan. At the 2022 annual meeting, the stockholders of the company approved the first amendment to the 2018 Plan, effective as of June 15, 2022, to increase the number of shares of our Common Stock available for grant under the 2018 Plan by 7,600,000 shares (on a pre-split basis). At the 2023 annual meeting, the stockholders of the company approved the second amendment to the 2018 Plan, effective as of June 15, 2023, to increase the number of shares of our Common Stock available for grant under the 2018 Plan by 10,000,000 shares (on a pre-split basis). Effective December 20, 2023, the Board approved the third amendment to the 2018 Plan, which proportionately reduced the number of shares of Common Stock reserved for issuance under the Plan and the number of shares subject to awards granted under the Plan to reflect the 1-for-20 reverse stock split effectuated by the company on December 20, 2023.

The 2018 Plan succeeded our 2007 Equity Incentive Plan, as amended and restated (the “2007 Plan”). The 2007 Plan expired in accordance with its terms on March 2, 2017, and no further grants may be made thereunder. In addition, no further grants will be made under the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan and the Rentrak Corporation 2011 Incentive Plan (together, the “Rentrak Plans”), which we assumed in connection with our merger with Rentrak Corporation in 2016. However, outstanding awards under the 2007 Plan and the Rentrak Plans will generally continue in effect in accordance with their terms.

The 2018 Plan, as modified by the first, second and third amendments described above (the “Amended 2018 Plan”), will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the company by encouraging stock ownership among employees of the company and its subsidiaries, certain consultants to the company and its subsidiaries, and non-employee directors of the company.

Stockholder approval of the Fourth Amendment would increase the number of shares of Common Stock that the company may issue under the 2018 Plan by 900,000 shares. After taking into account this increase and subject to adjustment as provided in the Amended 2018 Plan, the total number of shares of Common Stock authorized for issuance under the Amended 2018 Plan will equal the sum of (x) 37,850,000 shares, provided that the remaining shares available for issuance as of December 19, 2023 (including any shares covered by unsettled awards outstanding as of such date) will be adjusted by dividing such shares by 20 to give effect to the reverse stock split, plus (y) 900,000 post-split shares. The actual dilutive effect of awards under the Amended 2018 Plan is significantly less due to the “fungible” model of the 2018 Plan and our emphasis on granting full-value shares, as described below.

The text of the Fourth Amendment is attached to this proxy statement as Annex A. The following description of the Fourth Amendment is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex A.

Why We Believe You Should Vote for this Proposal

The Amended 2018 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing employees of the company and its subsidiaries, non-employee directors and certain consultants of the company and its subsidiaries, incentives and/or rewards for performance. Some of the key features of the Amended 2018 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate, and retain high-quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2018 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use equity-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is also important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

In 2023, 2022 and 2021, on a split-adjusted basis, we granted awards covering 234,171 shares, 165,329 shares and 229,630 shares, respectively, of our Common Stock. Our “burn rate” (which represents the rate at which our equity award grants diluted our stockholders) for each of 2023, 2022 and 2021 was 4.87%, 3.57% and 5.68%, respectively, for a three-year average burn rate of 4.71%. We define burn rate as the sum of (i) the total number of full-value shares (including time-based and performance-based RSUs) granted during a fiscal year and (ii) the total number of stock options and SARs granted during a fiscal year, expressed as a percentage of the weighted average basic common shares outstanding as of the fiscal year-end.

As of March 31, 2024, there were 4,760,231 shares of Common Stock outstanding. Based on the closing price of our Common Stock on March 28, 2024 of $15.40 per share, the aggregate market value as of March 31, 2024 of the new shares of Common Stock requested under the Fourth Amendment, assuming all available shares were awarded as stock option or SAR awards (900,000), would be $13,860,000. (The actual value delivered under stock option or SAR awards would depend on increases in our stock price over the exercise price of the awards.) If all available shares were awarded as full-value awards, the aggregate market value of the new shares (450,000) as of March 31, 2024 would be $6,930,000.

The Amended 2018 Plan is a flexible authorization plan, often referred to as a “fungible share plan.” Due to the 2018 Plan’s fungible share ratio, each stock option or SAR counts as one share against the plan reserve, and each full-value share (such as RSUs) counts as two shares against the plan reserve; furthermore, performance-based RSUs are counted at maximum performance at the time of grant. While this formula causes the number of shares available for grant to be depleted more rapidly than would occur without the fungible share ratio (requiring a greater number of shares to be approved by our stockholders with each proposal), the actual number of shares ultimately delivered under the 2018 Plan to awardees upon vesting is 1:1, regardless of the type of award. Accordingly, the actual dilutive effect of the share pool is significantly reduced. This is particularly pronounced due to our historical practice of emphasizing full-value shares, including performance-based awards, over stock option and SAR awards.

Based on current projections, we anticipate that the number of shares remaining available under the 2018 Plan is insufficient to cover anticipated employee and non-employee director awards through the end of fiscal year 2024. If we are unable to adequately provide equity compensation to incentivize our employees or provide equity grants as part of compensation to our non-employee directors, we may lose key personnel, which would be detrimental to our operations. If the Fourth Amendment is not approved, we may be compelled to increase the cash component of our compensation programs, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized for other purposes, including reinvestment in our business.

In determining the number of additional shares to request for approval under the Fourth Amendment, our management team worked with the Compensation Committee and its independent compensation consultant to evaluate a number of factors, including our recent share usage, current stock price, future needs and dilution considerations.

If the Fourth Amendment is approved, we intend to use the shares authorized under the Fourth Amendment to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the Fourth Amendment will last for approximately one to two years, based on our historic grant rates, estimated future grant rates, and our approximate current share price, but could last for a shorter or longer period of time if actual practice does not match historic rates or if our future plans or share price change materially. As noted below, our Compensation Committee retains full discretion under the Amended 2018 Plan to determine the number and size of awards to be granted under the Amended 2018 Plan, subject to the terms of the Amended 2018 Plan.

Our equity compensation practices are intended to be competitive and consistent with market practice. In evaluating this proposal, stockholders should consider all of the information in this proposal.

Information on Equity Compensation Plans as of March 31, 2024

The information included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2023 is updated by the following information regarding all existing equity compensation plans as of March 31, 2024 (except as noted otherwise):

Total shares underlying outstanding stock options (1)	108,116
Weighted-average exercise price of outstanding stock options	$46.66
Weighted-average remaining contractual life of outstanding stock options	6.57 years
Total shares underlying outstanding full-value awards (2)	424,427
Total shares of common stock outstanding as of March 31, 2024	4,760,231
Total shares available for grant (3)	106,656

(1)	No SARs were outstanding as of March 31, 2024.
(2)

Reflects (i) all shares subject to time-based RSUs and deferred stock units that were outstanding as of March 31, 2024, and (ii) the maximum number of shares subject to performance-based RSUs that were outstanding as of March 31, 2024. If actual performance under the performance-based RSUs falls below the maximum level for these awards, fewer shares would be issued. Includes 22,598 shares subject to an outstanding time-based RSU award that was granted as an inducement award.

(3)

Reflects shares available for grant under the 2018 Plan (our only unexpired plan). Assumes the maximum number of shares subject to outstanding performance-based RSUs is no longer available for issuance. As described above, under the 2018 Plan’s fungible share ratio, each stock option or SAR counts as one share against the plan reserve and each full-value share counts as two shares against the plan reserve, with performance-based RSUs counted at maximum performance. If actual performance under the performance-based RSUs falls below the maximum level for these awards, a greater number of shares would be available for issuance under the 2018 Plan.

Summary of the Changes to the 2018 Plan Included in the Fourth Amendment

The Fourth Amendment will amend the 2018 Plan and will allow us to grant equity-based awards to our employees, officers, non-employee directors, and certain contractors, as described in more detail below.

The Fourth Amendment will increase the number of shares of Common Stock available for issuance under the 2018 Plan (including as awards of Incentive Stock Options, as defined below) by 900,000 shares of our Common Stock. After taking into account this increase and subject to adjustment as provided in the Amended 2018 Plan, the total number of shares of Common Stock authorized for issuance under the Amended 2018 Plan will equal the sum of (x) 37,850,000 shares, provided that the remaining shares available for issuance as of December 19, 2023 (including any shares covered by unsettled awards outstanding as of such date) will be adjusted by dividing such shares by 20 to give effect to the reverse stock split, plus (y) 900,000 post-split shares. As described above, the actual dilutive effect of awards under the Amended 2018 Plan is significantly less due to the fungible share ratio and our emphasis on granting full-value shares. The Fourth Amendment makes no other changes to the 2018 Plan.

This description does not purport to be complete and is qualified in its entirety by the full text of the proposed Fourth Amendment, which is included as Annex A hereto. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register additional shares available for delivery under the Amended 2018 Plan.

Share Increase

Currently, the 2018 Plan is the only active plan that we use to grant equity-based compensation awards. As of March 31, 2024, there were 106,656 shares remaining available for issuance under the 2018 Plan (the “Available Shares”). If the Fourth Amendment is approved by our stockholders, an additional 900,000 shares would be reserved for issuance under the Amended 2018 Plan (the “New Shares”), with the maximum number of shares available for issuance under the Amended 2018 Plan following the date of stockholder approval being equal to (i) 1,006,656 (which is the sum of the Available Shares plus the New Shares), minus (ii) the sum of (a) one share for every share subject to a stock option or appreciation right granted under the 2018 Plan after March 31, 2024 and prior to the 2024 Annual Meeting and (b) two shares for every one share subject to other awards that are granted under the 2018 Plan after March 31, 2024 and prior to the 2024 Annual Meeting, plus (iii) any shares that again become available after March 31, 2024 for awards under the 2018 Plan or the Amended 2018 Plan (pursuant to the share recycling provisions of the 2018 Plan, as described under “Limited Share Recycling Provisions” below).

The shares issued under the Amended 2018 Plan may be shares of original issuance, treasury shares, or a combination of the two.

Highlights of the Amended 2018 Plan

Flexible Authorization Plan: The Amended 2018 Plan is a flexible authorization plan. Under the Amended 2018 Plan, the aggregate number of shares of Common Stock available for issuance will be reduced by (1) one share of Common Stock for every one share of Common Stock subject to an award of stock options or SARs granted under the Amended 2018 Plan, and (2) two shares of Common Stock for every one share of Common Stock subject to an award other than of stock options or SARs granted under the Amended 2018 Plan.

Allowances for Conversion Awards and Assumed Plans: Shares of Common Stock issued or transferred under awards granted under the Amended 2018 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other Amended 2018 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2018 Plan, under circumstances further described in the Amended 2018 Plan, but will not count against the aggregate share limit or other Amended 2018 Plan limits described above.

No Repricing Without Stockholder Approval: The repricing of stock options and SARs (outside of certain corporate transactions or adjustment events described in the Amended 2018 Plan or in connection with a “change in control”) is prohibited without stockholder approval under the Amended 2018 Plan.

Change in Control Definition: The Amended 2018 Plan includes a definition of “change in control,” which is described below.

Exercise or Base Price Limitation: The Amended 2018 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the Amended 2018 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.

Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a deduction for certain compensation paid to certain executive officers and former executive officers to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code historically was not subject to the deduction limit if the compensation satisfied the requirements of Section 162(m) of the Code. This exception was repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 was available. To be clear, stockholders are not being asked to approve the Fourth Amendment (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception. The company does not anticipate that it would be able to make any grants under the Amended 2018 Plan that will qualify for the performance-based exception.

Summary of Other Material Terms of the Amended 2018 Plan

Administration: The Amended 2018 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended 2018 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Committee may, from time to time, delegate all or any part of its authority under the Amended 2018 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the Amended 2018 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended 2018 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the Amended 2018 Plan, authorize one or more officers of the company to (1) designate employees to be recipients of awards under the Amended 2018 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee is authorized to take appropriate action under the Amended 2018 Plan subject to the express limitations contained in the Amended 2018 Plan.

Eligibility: Any person who is selected by the Committee to receive benefits under the Amended 2018 Plan and who is at that time an employee of the company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Amended 2018 Plan. In addition, certain consultants (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee members of the Board, may also be selected by the Committee to participate in the Amended 2018 Plan. As of March 31, 2024, approximately 1,250 employees, 250 consultants, and 10 non-employee members of the Board would be eligible to participate in the Amended 2018 Plan. The basis for participation in the Amended 2018 Plan by eligible persons is the selection of such persons by the Committee in its discretion.

Limited Share Recycling Provisions: Subject to certain exceptions described in the Amended 2018 Plan, if any award granted under the 2018 Plan or the Amended 2018 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Amended 2018 Plan at a rate of one share for every one share subject to stock option or SAR awards and two shares for every one share subject to awards other than stock options or SARs, each on a split-adjusted basis. If, after December 31, 2017, any shares of Common Stock subject to an award granted under the 2007 Plan are forfeited, or an award granted under the 2007 Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2018 Plan or Amended 2018 Plan, as applicable (at a rate of one share of Common Stock for every one share of Common Stock subject to such award, on a split-adjusted basis). Notwithstanding anything to the contrary contained in the Amended 2018 Plan: (1) shares of Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option or the base price of an SAR granted under the 2018 Plan or the Amended 2018 Plan will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended 2018 Plan, (2) shares of Common Stock withheld by us, tendered or otherwise used to satisfy tax withholding with respect to awards (whether granted under the 2018 Plan or the Amended 2018 Plan) other than as described in (3) below will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended 2018 Plan, (3) shares of Common Stock withheld by us, tendered or otherwise used prior to the expiration of the Amended 2018 Plan to satisfy tax withholding with respect to awards (whether granted under the 2018 Plan or the Amended 2018 Plan) other than stock options or SARs will be added back (but only to the extent such withholding did not exceed the minimum amounts of tax required to be withheld) to the aggregate number of shares of Common Stock available under the Amended 2018 Plan, and (4) shares of Common Stock reacquired by the company on the open market or otherwise using cash proceeds from the exercise of stock options (whether granted under the 2018 Plan or the Amended 2018 Plan) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended 2018 Plan. Further, all shares of Common Stock covered by stock-settled SARs (whether granted under the 2018 Plan or the Amended 2018 Plan) that are exercised and settled in shares, whether or not all shares of Common Stock covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the Amended 2018 Plan. If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares available under the Amended 2018 Plan.

Types of Awards and Award Limits under the Amended 2018 Plan: Pursuant to the Amended 2018 Plan, the company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our Common Stock. The Amended 2018 Plan provides that, subject to adjustment and the applicable Common Stock counting provisions, the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of Incentive Stock Options will not exceed the total number of shares of Common Stock authorized for issuance under the Amended 2018 Plan. Further, no non-employee director will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant as applicable and calculating the value of any awards under the Amended 2018 Plan based on the grant date fair value for financial reporting purposes) in excess of $900,000.

Generally, each grant of an award under the Amended 2018 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the Amended 2018 Plan. A brief description of the types of awards which may be granted under the Amended 2018 Plan is set forth below.

Stock Options: A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the Amended 2018 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant or in the event of a change in control.

Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Amended 2018 Plan may not provide for dividends or dividend equivalents.

Appreciation Rights: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of shares of our Common Stock on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death or disability of the participant or in the event of a change in control. A SAR may be paid in cash, shares of Common Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the Amended 2018 Plan may not provide for dividends or dividend equivalents.

Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock will require that any and all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. Restricted stock may provide for continued vesting or the earlier termination of restrictions on such restricted stock, including in the event of retirement, death or disability of the participant or in the event of a change in control.

RSUs: RSUs awarded under the Amended 2018 Plan constitute an agreement by the company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Common Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, but dividend equivalents or other distributions on shares of Common Stock under the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, shares of Common Stock or any combination of the two.

Cash Incentive Awards, Performance Shares, and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended 2018 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

These awards, when granted under the Amended 2018 Plan, generally become payable to participants based on the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to a cash incentive award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the company in cash, in shares of Common Stock, in restricted stock or RSUs, or in any combination thereof.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death or disability of the participant or in the event of a change in control.

Other Awards: Subject to applicable law and applicable limits under the Amended 2018 Plan, the Committee may grant to any participant shares of Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the company. The terms and conditions of any such awards will be determined by the Committee. Shares of Common Stock delivered under an award in the nature of a purchase right granted under the Amended 2018 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended 2018 Plan. The Committee may also authorize the grant of shares of Common Stock as a bonus or may authorize the grant of other awards in lieu of obligations of the company or a subsidiary to pay cash or deliver other property under the Amended 2018 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such awards, including in the event of the retirement, death or disability of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Change in Control: The Amended 2018 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee with respect to an award under the Amended 2018 Plan, a change in control will be deemed to have occurred if, in general (subject to certain limitations and as further described in the Amended 2018 Plan): (1) a person or group becomes the beneficial owner of 50% or more of either the then-outstanding Common Stock or the combined voting power of the then-outstanding voting securities of the company entitled to vote generally in the election of directors; (2) individuals who constitute the Board as of the effective date of the Amended 2018 Plan cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the Amended 2018 Plan (subject to certain exceptions); (3) the company closes a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the company or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or securities of another entity by the company or a subsidiary, as further described in the Amended 2018 Plan (subject to certain exceptions); or (4) the company’s stockholders approve a complete liquidation or dissolution of the company.

Management Objectives: The Amended 2018 Plan provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended 2018 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards, all as determined by the Committee. The management objectives may be based upon, but will not be limited to, one or more of the following performance criteria: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues or revenue growth, operating profits (including earnings before interest, taxes, depreciation and/or amortization or variations thereof), net profits, earnings per share, stock price, cost reduction goals, debt ratios, financial return ratios, profit return and margins, market share, working capital, return on capital, safety, employee engagement, employee satisfaction, and other cultural improvement goals. The Committee may select one criterion or multiple criteria for measuring performance. Management objectives may be measured on company, subsidiary, business unit, business group, or corporate department performance, or on any combination thereof. Further, a management objective may be based on comparative performance with other companies or other external measures of the selected objective.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards: Except as otherwise provided by the Committee, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Amended 2018 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Amended 2018 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

Minimum Holding Periods: The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the Amended 2018 Plan will be subject to further restrictions on transfer, including minimum holding periods.

Adjustments; Corporate Transactions: The Committee will make or provide for such adjustments in: (1) the number and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the Amended 2018 Plan; (2) if applicable, the number and kind of shares of Common Stock covered by Other Awards granted pursuant to the Amended 2018 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the company, the Committee may provide in substitution for any or all outstanding awards under the Amended 2018 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available under the Amended 2018 Plan and the share limits of the Amended 2018 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The Amended 2018 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture: Any Evidence of Award may reference our compensation clawback policy or provide for the cancellation or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the shares of Common Stock may be traded. For information about our clawback policy, see “Directors, Director Nominees, Executive Officers and Corporate Governance – Clawback Policy” above.

Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the Amended 2018 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the company or any of its subsidiaries outside of the United States or who provide services to the company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2018 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended 2018 Plan as then in effect unless the Amended 2018 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding: To the extent the company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2018 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to the Amended 2018 Plan exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options.

No Right to Continued Employment: The Amended 2018 Plan does not confer upon any participant any right with respect to continuance of employment or service with the company or any of its subsidiaries.

Effective Date of the Fourth Amendment: The Fourth Amendment will become effective on the date it is approved by the company’s stockholders.

Amendment and Termination of the Amended 2018 Plan: The Board generally may amend the Amended 2018 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the Amended 2018 Plan) (1) would materially increase the benefits accruing to participants under the Amended 2018 Plan, (2) would materially increase the number of securities which may be issued under the Amended 2018 Plan, (3) would materially modify the requirements for participation in the Amended 2018 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or Nasdaq rules, or, if the shares of Common Stock are not traded on Nasdaq, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the Amended 2018 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Amended 2018 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2018 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the Amended 2018 Plan.

The Board may, in its discretion, terminate the Amended 2018 Plan at any time. Termination of the Amended 2018 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended 2018 Plan on or after May 30, 2028, the tenth anniversary of the date the 2018 Plan was approved by the company’s stockholders, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the Amended 2018 Plan.

Stock Plan Benefits

The terms and number of awards to be granted in the future under the Amended 2018 Plan are to be determined in the discretion of the Committee. Because no such determinations have been made, the benefits or amounts that will be received by or allocated to the company’s executive officers, directors or other eligible employees cannot be determined at this time, although the company intends to make awards to such groups under the Amended 2018 Plan consistent with its existing compensation practices. Therefore, the New Plan Benefits Table is not provided.

The following table sets forth, for each of our named executive officers, each person who has been granted 5% or more of the total amount of awards granted under the 2018 Plan, and certain groups, the number of shares of our Common Stock that are subject to outstanding stock option grants under the 2018 Plan as of March 31, 2024. No other person has been granted 5% or more of the total amount of awards granted under the 2018 Plan, and no stock option awards have been granted under the 2018 Plan to any associate of a non-employee director, nominee or executive officer.

2018 Plan Stock Options

Number of Shares of Common Stock Subject to 2018 Plan Stock Options
Jon Carpenter	25,000
David Algranati	—
Steve Bagdasarian	6,400
Bill Livek	15,000
All current executive officers as a group	47,400
All current non-executive directors as a group (1)	15,000
All director nominees as a group (2)	40,000
All current non-executive employees, including all current officers who are not executive officers, as a group	5,000

(1)

Includes Leslie Gillin and Bill Livek, who are current directors nominated for election at the 2024 Annual Meeting. Ms. Gillin does not hold any outstanding stock options under the 2018 Plan. Mr. Livek holds 15,000 outstanding stock options under the 2018 Plan.

(2)

Includes Jon Carpenter, Leslie Gillin, Bill Livek and Matt McLaughlin, who are nominees for election at the 2024 Annual Meeting. Ms. Gillin and Mr. McLaughlin do not hold any outstanding stock options under the 2018 Plan. Mr. Carpenter holds 25,000 outstanding stock options under the 2018 Plan, and Mr. Livek holds 15,000 outstanding stock options under the 2018 Plan.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Amended 2018 Plan based on federal income tax laws currently in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended 2018 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock: The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards: No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

Nonqualified Stock Options: In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options: No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs: No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs: No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million deduction limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the Amended 2018 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Fourth Amendment by our stockholders.

Equity Compensation Plan Information

The closing price of a share of our Common Stock as reported by Nasdaq on March 28, 2024 (the last business day of the first quarter of 2024) was $15.40. The following table summarizes our equity compensation plans as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (3)
Equity compensation plans approved by security holders	349,998	$60.82	340,728
Equity compensation plans not approved by security holders (4)	72,389	$22.99	—

Total	422,387	$46.56	340,728

(1)

This column reflects (i) all shares subject to time-based RSUs and deferred stock units that were outstanding as of December 31, 2023, (ii) the maximum number of shares subject to performance-based RSUs that were outstanding as of December 31, 2023, and (iii) all shares subject to outstanding stock options as of December 31, 2023. If actual performance under the performance-based RSUs falls below the maximum level for these awards, fewer shares would be issued.

(2)

The weighted average exercise price reflected in this column is calculated based solely on the exercise prices of outstanding options and does not take into account time-based RSUs, deferred stock units or performance-based RSUs, which do not have an exercise price.

(3)

This column reflects the total number of shares remaining available for issuance as of December 31, 2023, assuming the maximum number of shares subject to outstanding performance-based RSUs is no longer available for issuance. If actual performance under these performance-based RSUs falls below the maximum level for these awards, a greater number of shares would be available for issuance.

(4)

Equity compensation plans not approved by security holders comprise (i) the Shareablee Plan, with 49,791 shares underlying outstanding awards reflected in column (a), and (ii) an outstanding inducement award of time-based RSUs covering 22,598 shares reflected in column (a).

Required Vote

You may vote for or against this Proposal No. 5, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 5.

Proposal No. 6 – Adoption of the Certificate of Designations Amendment

The Board has declared advisable and directed that there be submitted to the stockholders at the 2024 Annual Meeting a proposal to amend our Amended and Restated Certificate of Incorporation by amending the Certificate of Designations of the Series B Preferred Stock (as amended, the “Certificate of Designations”) to clarify that the price thresholds in Sections 4(c)(i)(a), (b) and (c) of the Certificate of Designations shall be adjusted as appropriate to give effect to the reverse stock split effectuated by the company on December 20, 2023 (such amendment, the “Certificate of Designations Amendment”).

The Form of Certificate of Designations Amendment attached as Annex B hereto reflects the changes that would be implemented to the Certificate of Designations if the Certificate of Designations Amendment is approved.

Purpose of and Effects of the Proposed Amendment

Purpose of the Proposed Amendment

The Certificate of Designations does not currently specify whether the price thresholds in Sections 4(c)(i)(a), (b) and (c) of the Certificate of Designations, which are used in determining whether accrued dividends on the Series B Preferred Stock (“Accrued Dividends”) may be paid in the form of cash, Common Stock or Series B Preferred Stock, should be adjusted to give effect to the 2023 reverse stock split. The purpose of the Certificate of Designations Amendment is to clarify that these price thresholds should be adjusted to give effect to the 2023 reverse stock split.

The adoption of the Certificate of Designations Amendment is not conditioned on the approval of any other proposal.

Effects of the Proposed Amendment

If the Certificate of Designations Amendment is adopted, it will clarify that the price thresholds in Sections 4(c)(i)(a), (b) and (c) of the Certificate of Designations should be adjusted to give effect to the 2023 reverse stock split.

We currently do not have any plans with respect to the form of payment for Accrued Dividends. Regardless of whether the Certificate of Designations Amendment is adopted, the form of payment for Accrued Dividends will be determined by the Disinterested Directors (as defined in the Certificate of Designations) in their sole discretion on each dividend declaration date in accordance with the Certificate of Designations, based on the circumstances of the company at the time and taking into account all relevant factors.

If the Certificate of Designations Amendment is adopted by our stockholders at the 2024 Annual Meeting, we expect that the Certificate of Designations Amendment, in the form attached hereto as Annex B, would be filed with the Secretary of State of the State of Delaware as soon as practicable after the 2024 Annual Meeting. Without any further action on the part of our stockholders, the Certificate of Designations Amendment would become effective on the date of any such filing. Prior to any such filing, the Board reserves the right to delay or abandon the Certificate of Designations Amendment at its discretion.

Required Vote

You may vote for or against this Proposal No. 6, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of (i) the holders of a majority of the outstanding shares of Common Stock and Series B Preferred Stock (on an as-converted basis) entitled to vote thereon and (ii) the holders of at least 75% of the outstanding shares of Series B Preferred Stock entitled to vote thereon, voting as a separate class. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 6.

OTHER INFORMATION

Other Matters to be Presented at the Annual Meeting

We do not know of any matters to be presented at our 2024 Annual Meeting other than those described in this proxy statement. If any other matters are properly brought before the annual meeting, proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Security Holder Communication with Board Members

Any holder of our Common Stock or Series B Preferred Stock may contact the Board, a committee of the Board or a specified individual director by writing to the attention of the Board (or a specified individual director or committee) and sending such communication to the attention of our Corporate Secretary at our executive offices as identified in this proxy statement. Each communication from a stockholder should include the following information in order to permit us to confirm your status as a security holder and enable us to send a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our Corporate Secretary will forward all appropriate communications to the Board, the applicable committee of the Board or individual members of the Board as specified in the communication. Our Corporate Secretary may, but is not required to, review all correspondence addressed to the Board, a committee of the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management.

Annex A

Fourth Amendment to the

comScore, Inc.

Amended and Restated

2018 Equity and Incentive Compensation Plan

THIS FOURTH AMENDMENT (the “Fourth Amendment”) to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (as amended, modified or supplemented from time to time, the “Plan”) was adopted by comScore, Inc.’s (the “Company’s”) board of directors (the “Board”) on April 5, 2024, to be effective June 12, 2024 (the “Fourth Amendment Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;

WHEREAS, the Company’s Board has determined that it is desirable to amend the Plan, effective as of the Fourth Amendment Effective Date and subject to approval by the stockholders of the Company, to increase the maximum number of shares for which Awards may be granted under the Plan; and

WHEREAS, Section 18 of the Plan provides that the Board may amend the Plan from time to time, subject to approval by the stockholders of the Company as required by applicable law.

NOW, THEREFORE, the Plan shall be amended as of the Fourth Amendment Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.	Section 3(a)(i) of the Plan shall be deleted in its entirety and replaced with the following:

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, (F) dividend equivalents paid with respect to awards made under this Plan, or (G) awards corresponding to those described in the preceding clauses (A) through (F) that were made under the Prior Plan will not exceed in the aggregate the sum of (x) 37,850,000 shares of Common Stock; provided, however, that the remaining shares available for issuance as of December 19, 2023 (including any shares covered by unsettled awards outstanding as of such date) shall be adjusted by dividing such remaining shares by 20 to give effect to the Company’s reverse stock split of Common Stock, effective as of December 20, 2023, plus (y) 900,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this Fourth Amendment by its duly authorized officer, effective as of the Fourth Amendment Effective Date and subject to approval of the Company’s stockholders.

COMSCORE, INC.

By:	/s/ Ashley Wright
Name:	Ashley Wright
Title:	Secretary
Date:	April 5, 2024

A-1

Annex B

Second Amendment to the

Certificate of Designations of

Series B Convertible Preferred Stock,

Par Value $0.001,

of comScore, Inc.

COMSCORE, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 thereof, hereby certifies that the following resolutions amending the rights of the Series B Convertible Preferred Stock (the “Series B Preferred Stock”) (a) were duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to authority conferred upon the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), at a duly held meeting of the Board of Directors held on April 5, 2024, and (b) were consented to by (i) the holders of at least a majority of the outstanding shares of common stock of the Corporation, par value $0.001 per share, and the Series B Preferred Stock (on an as-converted basis and in accordance with the terms of the Certificate of Designations (as defined below)), and (ii) the holders of at least 75% of the outstanding shares of Series B Preferred Stock, in each case, at a duly held meeting on June 12, 2024.

RESOLVED, that effective upon the filing of this Certificate of Amendment to the Certificate of Designations of Series B Convertible Preferred Stock (this “Certificate of Amendment”), the Certificate of Designations of Series B Convertible Preferred Stock dated and filed with the Delaware Secretary of State on March 10, 2021, as amended on June 16, 2023 (the “Certificate of Designations”), is hereby amended as follows:

1.	The following clause (iv) is hereby added to the end of Section 4(c) in the Certificate of Designations:

(iv) Notwithstanding anything to the contrary herein, with respect to the price thresholds provided in Sections 4(c)(i)(a), (b) and (c), such thresholds shall be adjusted as appropriate to give effect to the reverse stock split effectuated by the Company on December 20, 2023.

RESOLVED FURTHER, that the Certificate of Designations as amended by the Certificate of Amendment shall remain in full force and effect except as expressly amended hereby.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Certificate of Designations to be executed this 12th day of June 2024.

COMSCORE, INC.

By:
Name:
Title:

B-1

Annex C

Reconciliation of Non-GAAP Financial Measure

The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted EBITDA for the period presented:

Year Ended December 31, 2023
(In thousands)	(Unaudited)
GAAP net loss	$(79,361)

Depreciation	19,778
Amortization of intangible assets	5,213
Amortization expense of finance leases	1,929
Income tax provision	1,533
Interest expense, net	1,445

EBITDA	(49,463)

Adjustments:
Impairment of goodwill	78,200
Restructuring	6,234
Stock-based compensation expense	4,535
Impairment of right-of-use and long-lived assets	1,502
Amortization of cloud-computing implementation costs	1,439
Transformation costs (1)	1,283
Change in fair value of contingent consideration liability	350
Other (income) expense, net (2)	(49)

Non-GAAP adjusted EBITDA	$44,031

(1)

Transformation costs represent expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company. These costs generally relate to third-party consulting and non-capitalizable technology costs tied directly to the identified projects.

(2)

Adjustments to other (income) expense, net reflect non-cash changes in the fair value of warrants liability, financing derivatives, and interest make-whole derivative included in other (income) expense, net on our Consolidated Statements of Operations and Comprehensive Loss.

C-1

comscore

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE IN PERSON
You may vote the shares in person by attending the 2024 Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found under the "Locations" section of the Company's website at www.comscore.com.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V48883-P08103 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

COMSCORE, INC.

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

Nominees:

01) Jon Carpenter
02) Leslie Gillin
03) Bill Livek
04) Matt McLaughlin

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

COMSCORE, INC. 11950 DEMOCRACY DR., SUITE 600 RESTON, VA 20190 Before VOTE BY The INTERNET Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use until the 11:59 Internet p.m .to Eastern transmit Time your on voting June instructions 11, 2024. and Have for your electronic proxy delivery card in of hand information when you up access electronic the voting web instruction site and follow form. the instructions to obtain your records and to create an You VOTE may IN PERSON vote the shares in person by attending the 2024 Annual Meeting. Directions to attend section the of the Annual Company’s Meeting website where you at www may vote .comscore in person .com can . be found under the “Locations” Use VOTE any BY touch PHONE -tone —1-800 telephone -690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern instructions Time . on June 11, 2024. Have your proxy card in hand when you call and then follow the Mark, VOTE BY sign MAIL and date your proxy card and return it in the postage-paid envelope we have Edgewood, provided NY 11717 or return . it to Vote Processing, c/o Broadridge, 51 Mercedes Way, TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V13469-P91505 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY COMSCORE, INC. For All Withhold All Except For All To nominee(s), withhold mark authority “For to All vote Except” for and any individual write the The following: Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. 1. Election of Directors: Nominees: 2) 1) Jon Leslie Carpenter Gillin 4) 3) Bill Matt Livek McLaughlin The Board of Directors recommends you vote FOR Proposals 2, 4, 5 and 6 and for a frequency of EVERY YEAR for Proposal 3. For Against Abstain 2. The approval, on a non-binding advisory basis, of the compensation paid to the company’s named executive officers 3. years The recommendation, or every three years on a non-binding advisory basis, of whether the advisory vote on executive compensation should occur every year, every two Every Year Every Two Years Every Three Years Abstain 4. The December ratification 31, 2024 of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending 5. The company’s approval common of an amendment stock available to the for Amended grant by 900,000 and Restated 2018 Equity and Incentive Compensation Plan to increase the number of shares of the 6. Sections The adoption 4(c)(i)(a), of an (b) amendment and (c) of the to the Certificate Certificate of Designations of Designations shall of be the adjusted Series B as Convertible appropriate Preferred to give effect Stock to to clarify the reverse that the stock price split thresholds effectuated in by the company on December 20, 2023. Note: In their discretion, the proxies may vote on such other matters as may properly come before the meeting or may otherwise be allowed to be considered at the meeting. Please sign personally sign exactly . All as holders your name(s) must sign appear(s) . If a corporation hereon. When or partnership, signing as attorney, please sign executor, in full corporate administrator, or partnership or other fiduciary, name by please an authorized give full title officer as such . . Joint owners should each Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V13470-P91505 COMSCORE, INC. Annual Meeting of Stockholders June 12, 2024 10:00 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Mary Margaret Curry and Ashley Wright, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and Series B Convertible Preferred Stock of COMSCORE, INC. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of COMSCORE, INC. to be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 at 10:00 AM, EDT on June 12, 2024, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side

Your Vote Counts COMSCORE, INC. 2024 Annual Meeting Vote by June 11, 2024 11:59 PM ET COMSCORE, INC. 11950 DEMOCRACY DR., SUITE 600 RESTON, VA 20190 You invested in COMSCORE, INC. and it’s time to vote You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the Annual Meeting to be held on June 12, 2024. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR request a free paper or email copy of the material(s) before May 29, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Annual Meeting* June 12, 2024 10:00 AM, EDT Carr Workplaces 1818 Library Street, Suite 500 Reston, Virginia 20190 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters. The Board Voting Items Recommends 1. Election of Directors: Nominees: 1) Jon Carpenter For 3) 2) Leslie Bill Livek Gillin 4) Matt McLaughlin 2. The approval, on a non-binding advisory basis, of the compensation paid to the company’s named executive officers For 3. The recommendation, on a non-binding advisory basis, of whether the advisory vote on executive compensation should occur every year, every two years or every three years Every Year 4. The ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 For 5. The the number approval of of shares an amendment of the company’s to the Amended common and stock Restated available 2018 for grant Equity by and 900,000 Incentive Compensation Plan to increase For 6. The that adoption the price of thresholds an amendment in Sections to the 4(c)(i)(a), Certificate (b) and of Designations (c) of the Certificate of the Series of Designations B Convertible shall Preferred be adjusted Stock as appropriate to clarify For to give effect to the reverse stock split effectuated by the company on December 20, 2023 allowed Note: In to their be considered discretion, at the the proxies meeting may . vote on such other matters as may properly come before the meeting or may otherwise be Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V13473-P91505